EXHIBIT 10.62

Execution Copy

RESEARCH COLLABORATION AND LICENSE AGREEMENT

between

Genome Therapeutics Corp.

and

Amgen Inc.

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Research Collaboration and License Agreement (this “Agreement”) is effective as of December 20, 2002 (the “Effective Date”) by and between Genome Therapeutics Corp. (“GENE”), 100 Beaver Street, Waltham, Massachusetts 02453 and Amgen Inc. (“Amgen”), One Amgen Center Drive, Thousand Oaks, California 91320-1799. Amgen and GENE are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, GENE is engaged in the discovery of novel genes related to high bone density;

WHEREAS Amgen is engaged in the discovery, development and commercialization of human therapeutics; and

WHEREAS GENE and Amgen desire to enter into a collaborative relationship to discover and develop human therapeutics for the treatment of osteoporosis and other diseases, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1	“Affiliate” means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

1.2	“Amgen Background Know-How” means all Information and Materials, other than ***** and Amgen Program Know-How related to the Research Field but including Amgen Program Know-How not related to the Research Field, Controlled by Amgen as of the Effective Date or during the term of this Agreement that is necessary for the purpose of conducting the Research Program or for Developing, manufacturing or Commercializing Product(s).

1.3	“Amgen Background Patent Rights” means all Patent Rights Controlled by Amgen as of the Effective Date or during the term of this Agreement that claim Amgen Background Know-How.

1.4	“Amgen Technology” means, collectively, Amgen Background Patent Rights, Amgen Background Know-How, Amgen Program Patent Rights, Amgen Program Know-How and Amgen’s interest in the Joint Patent Rights and Joint Know-How.

1.5	“Calendar Quarter” means, with respect to the first such Calendar Quarter, the period beginning on the Effective Date and ending on December 31, 2002, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.6	“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.7	“Change of Control of GENE” means the acquisition, directly or indirectly, by a Competitive Entity of fifty percent (50%) or more of the shares of GENE’s voting capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of GENE’s Board of Directors or equivalent body.

1.8	“Clinical Milestone Payments” means those amounts payable by Amgen to GENE pursuant to Section 8.5.

1.9	“Co-Detail” means the employment by Amgen and GENE of Representatives to jointly Detail the same Product under the same Product Trademark in the United States and/or Canada (as appropriate), under the coordination and direction of Amgen.

1.10	“Commercialization” or “Commercialize” means any and all activities (whether before or after Regulatory Approval) directed to the marketing, Detailing and promotion of a Product after Regulatory Approval for commercial sale has been obtained and shall include pre-launch and post-launch marketing, manufacturing for commercial sale, promoting, Detailing, distributing, offering to sell and selling a Product, importing a Product for sale, conducting Marketing Clinical Studies (but not Development clinical studies), and interacting with Regulatory Authorities regarding the foregoing. When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialized” shall have a corresponding meaning.

1.11	“Commercialization Expense” has the meaning set forth in Exhibit X.

1.12	“Commercialization Plan” means the summary plan (which shall include a summary strategy and proposed timelines), and any updates thereto, to be prepared by Amgen pursuant to Section 6.2 for the Commercialization of any Product in the United States and/or Canada (as appropriate).

1.13	“Commercially Reasonable Efforts” means a level of efforts and resources consistent with good business practice and standards that a company in the research-based pharmaceutical industry would devote to research, develop or commercialize (as appropriate) a product for a similar use and of similar market potential at a similar stage in its product life as that of a Product, taking into account efficacy, the competitiveness of alternative Third Party products and product candidates in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors of patent rights and other relevant factors. Commercially Reasonable Efforts shall be determined on a country-by-country basis for a particular Product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Product and the country involved.

1.14	“Competitive Entity” means a company that at the time of a Change of Control of GENE (i) has a market capitalization in excess of US$*****, or (ii) has one or more compounds in development (in Phase I clinical trials or later) or approved for marketing that have among their proposed or actual indications the prophylactic, therapeutic or palliative treatment of disorders of bone metabolism, bone disease or bone repair, or (iii) is a company with respect to which Amgen can reasonably demonstrate is or was involved in litigation in which Amgen is or was an adverse party, or within the ***** immediately preceding the Change of Control was involved in a material dispute with Amgen.

1.15	“Confidential Information” means (a) all tangible embodiments of Information produced or developed by either Party in the Research Program, and (b) all Information received by either Party (the “receiving Party”) from the other Party (the “disclosing Party”) pursuant to this Agreement, other than that portion of such Information which: (a) is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party; (b) was known to the receiving Party, without obligation to keep it confidential, prior to when it was received from the disclosing Party, as shown by written documentation; (c) is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential; (d) has been publicly disclosed other than by the disclosing Party and without breach of an obligation of confidentiality with respect thereto; or (e) has been independently developed by the receiving Party without the aid, application or use of Confidential Information, as shown by written documentation.

1.16	“Contract Year” means the period beginning on the Effective Date and ending on the first anniversary thereof, and each succeeding twelve (12) month period thereafter.

1.17

“Control” or “Controlled” means with respect to any (a) Material or Information or (b) intellectual property right, in each case the possession (whether by ownership, license or other right, other than pursuant to this Agreement) by a Party or its

Affiliates of the ability to grant the other Party access and/or a license or (sublicense) to such Material or Information or intellectual property rights as provided for herein without violating the terms (in existence at the time of such Party or its Affiliates acquiring such ownership, license or other right) of any agreement or other arrangement between such Party (or its Affiliates) and any Third Party.

1.18	“Creighton License” means that certain agreement between GENE and Creighton University, effective April 3, 1997, and any amendments thereto.

1.19	“Detail” means, with respect to a Product, an interactive face-to-face contact (including a live video presentation) of a Representative with (a) a medical professional with prescribing authority or (b) an office nurse with influence over the pharmaceutical treatment of a patient, in each case in an effort to increase physician prescribing preferences of such Product for its approved uses. When used as a verb, Detailing means performing Details. When used as an adjective, Detailing means of or related to performing Details.

1.20	“Development” or “Develop” means, with respect to a Product, all clinical and other activities undertaken to obtain Regulatory Approval of such Product, in accordance with this Agreement, after the first filing of an IND for such Product and prior to Regulatory Approval of such Product. These activities shall include clinical drug development activities, including, among other things: test method development and stability testing, toxicology, animal studies, formulation, process development, manufacturing, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, participation in Joint Development Committees, clinical trial design and operations, obtaining Regulatory Approvals, and regulatory affairs related to the foregoing. When used as a verb, “Developing” means to engage in Development and “Developed” shall have a corresponding meaning.

1.21	“Development Costs” means (a) with respect to Amgen, the cost of any and all activities performed by Amgen and specifically attributable to the Development of a Product consistent with the Development Plan, including, without limitation: (i) all out-of-pocket costs, milestones, royalties and expenses incurred by Amgen on an arm’s-length basis (calculated in accordance with GAAP) and paid to Third Parties (or accrued therefor) to the extent not included in the FTE Cost described in (a)(ii) below, (ii) the FTE Cost of such activities, (iii) the cost of Materials used in such activities to the extent not included in the FTE Cost described in (a)(ii) above, and (iv) marketing expenses incurred prior to the first approval of a Drug Approval Application in a Major Market Country; and (b) with respect to GENE, the FTE Costs incurred by GENE in order to participate in the Joint Development Committee pursuant to Section 4.10. For the avoidance of doubt, Development Costs excludes Clinical Milestone Payments made by Amgen to GENE pursuant to Section 8.5.

1.22	“Development Plan” means the summary plan (which shall include a summary strategy and proposed timelines), and any updates thereto, to be prepared by Amgen for the Development of any indication for a Product pursuant to Sections 4.2, 4.3 and 4.5 including, without limitation, the research, clinical and regulatory activities required to obtain Regulatory Approval(s) in the Territory.

1.23	“Diligent Inquiry” has the meaning set forth in Section 8.4(a).

1.24	“Drug Approval Application” means an application for any Regulatory Approval required before commercial sale or use of a Product as a drug or biologic or to treat a particular indication in a regulatory jurisdiction, including: (a) (i) a Biologics License Application (“BLA”) pursuant to 21 C.F.R. 601.2 (or any successor application or procedure) or a New Drug Application (“NDA”) pursuant to 21 C.F.R. 314.5 (or any successor application or procedure) submitted to the FDA; and (ii) any counterpart of a U.S. BLA or NDA in any other country in the Territory; and (b) all supplements and amendments that may be filed with respect to the foregoing.

1.25	“Early Development Costs” means the Development Costs associated with Early Stage Development of a Product for an indication. Early Development Costs include the cost of manufacturing a Product for Early Stage Development even if such Product is manufactured before the filing of an IND for the Product. The cost of manufacturing a Product for Late Stage Development shall be deemed an Early Development Cost if such Product is manufactured during Early Stage Development; provided however, if GENE elects not to contribute to Late Stage Development pursuant to Sections 4.3 or 4.5.b., Amgen shall reimburse GENE within sixty (60) days of GENE notifying Amgen in writing of such election any Development Costs actually paid by GENE to Amgen for such manufacturing and, further provided, if such Product does not proceed to Late Stage Development, Amgen shall have no obligation to reimburse GENE for such manufacturing Development Costs, regardless of GENE’s election. Early Development Costs also include the Development Costs associated with the analysis of Phase II Clinical Study results, even if such analysis continues during Late Stage Development.

1.26	“Early Stage Development” means, with respect to any indication for a Product, all post-IND filing Development commencing on the first filing of an IND for such indication and continuing up to and including the completion of Phase II Studies or commencement of Pivotal Studies, whichever is earlier for such indication.

1.27	“Effective Date” means the first date set forth hereinabove.

1.28	“Fair Market Value” means the average closing stock price over the period of time ***** for which the equity is being issued.

1.29	“FDA” means the United States Food and Drug Administration and any successor thereto.

1.30	“Field of Use” means all uses, including human therapeutic, prophylactic, palliative and, pursuant to Section 9.2(c), diagnostic uses.

1.31	“First Commercial Sale” means, with respect to any Product, the first sale for end-use or consumption of such Product in a country after the governing health regulatory authority of such country has granted Regulatory Approval. Sale to an Affiliate or sublicensee will not constitute a First Commercial Sale unless the Affiliate or sublicensee is the last entity in the distribution chain of the Product.

1.32	“Force Majeure” means any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, earthquake, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government, inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred.

1.33	“FTE” means the equivalent of the work of one employee working full time on the Research Program or Development of a Product *****. No one person shall be permitted to account for more than one FTE.

1.34	“FTE Cost” means, for any Calendar Quarter, the FTE Rate multiplied by the sum of the number of days (calculated by adding the full and partial percentage of days) actually spent in that Calendar Quarter by FTEs of a Party (as per their time sheets) working directly on the Research Program or Development of a Product under the terms of this Agreement and dividing the result thereof *****.

1.35	“FTE Rate” means the amount to be charged per FTE. ***** Dollars ($*****), subject to adjustment on an annual basis as of January 1 of each year beginning in 2004 by a factor which reflects changes in the Consumer Price Index as reported as of January 1 in each applicable year when compared to the comparable statistic for January 1 of the preceding year.

1.36	“GAAP” means United States generally accepted accounting principles.

1.37	“GENE Background Know-How” means all Information and Materials, other than GENE ***** and GENE Program Know-How related to the Research Field but including GENE Program Know-How not related to the Research Field, Controlled by GENE as of the Effective Date or during the term of this Agreement that is necessary for the purpose of conducting the Research Program.

1.38	“GENE Background Patent Rights” means all Patent Rights Controlled by GENE as of the Effective Date or during the term of this Agreement that claim GENE Background Know-How.

1.39	“GENE *****” means all Information and Materials Controlled by GENE as of the Effective Date that is related to the Research Field.

1.40	“GENE *****” means those Patent Rights as set forth in Exhibit 2, and all other Patent Rights Controlled by GENE during the term of this Agreement that claim GENE *****.

1.41	“GENE Technology” means, collectively, GENE *****, GENE *****, GENE Background Patent Rights, GENE Background Know-How, GENE Program Patent Rights, GENE Program Know-How and GENE’s interest in the Joint Patent Rights and Joint Know-How.

1.42	“IND” means (i) an Investigational New Drug Application (as defined in the U.S. Federal Food, Drug and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder) that is required to be filed with the FDA before beginning clinical testing of a Product in human subjects, or any successor application or procedure and (ii) any counterpart of a U.S. Investigational New Drug Application in any other country in the Territory.

1.43	“Information” means all tangible and intangible techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, conclusions, skill, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms.

1.44	Joint Know-How means all Information and Materials characterized, conceived, developed, derived, discovered, generated or identified jointly by employees of or consultants to GENE and employees of or consultants to Amgen in the conduct of the Research Program.

1.45	“Joint Patent Rights” means Patent Rights that are Controlled during the term of this Agreement by Amgen and GENE and claim Joint Know-How.

1.46	“Joint Research Committee” means the committee formed pursuant to Section 2.1.

1.47	“Joint Steering Committee” means the committee formed pursuant to Section 2.4.

1.48	“Large Molecule” means a polypeptide, protein, antibody (or any similar molecule which is produced by introduction of recombinant DNA into appropriate hosts) and nucleic acid molecules (e.g., DNA encoding such molecules, antisense oligonucleotides).

1.49	“Large Molecule Manufacturing Technology” means all Information and materials Controlled by Amgen and used in Amgen’s Large Molecule manufacturing. Manufacturing for this purpose includes without limitation expression, purification and formulations.

1.50	“Late Development Costs” means the Development Costs associated with Late Stage Development of a Product for an indication, other than the Development Costs explicitly included in Early Development Costs.

1.51	“Late Stage Development” means, with respect to any indication for a Product, all Development following the completion of Phase II Studies or commencement of Pivotal Studies, whichever is earlier for such indication, up to and including filing of the first Drug Approval Application for such indication in any jurisdiction and including any supplementary Development necessary or required by a Regulatory Authority (a) in order to obtain the first Regulatory Approval for such indication; or (b) to satisfy any conditions of the first Regulatory Approval in that jurisdiction.

1.52	“Losses” means liabilities, damages, expenses, costs and/or losses, including without limitation reasonable legal expenses and attorneys’ fees for outside counsel.

1.53	“Materials” has the meaning provided in Section 3.7.

1.54	“Major Market Country” shall mean the United States, United Kingdom, Italy, Germany, France, Japan, Canada and Spain.

1.55	“Net Sales” has the meaning set forth in Exhibit X.

1.56	“Patent Rights” means (a) valid and enforceable United States patents, re-examinations, reissues, renewals, extensions and term restorations, and foreign counterparts thereof, and (b) pending applications for United States patents including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications including, without limitation, inventors’ certificates, and foreign counterparts thereof.

1.57	“Phase I Study” means a clinical trial that is designed to determine the metabolism, pharmacologic actions (including pharmacodynamics) and pharmacokinetics of a drug in humans, the tolerability and any potential side effects of the drug associated with increasing doses and that satisfy the requirements of 21 CFR 312.21(a), or its successor regulation, or its equivalent in any other jurisdiction.

1.58	“Phase II Study” means a clinical trial that is designed to establish the safety and preliminary efficacy of a drug for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed and that satisfy the requirements of 21 CFR 312.21(b) (or its successor regulation), or its equivalent in any other jurisdiction.

1.59	Pivotal Study(ies)” means those clinical trials on sufficient numbers of patients that, if the defined end-points are met, are designed (and agreed to by the FDA, or other Regulatory Authorities in the Territory) based upon existing data in the same patient population as of the start of the trial to definitively establish that a drug is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed, and which provide pivotal data supporting Regulatory Approval of such drug or label expansion of such drug and that satisfy the requirements of 21 CFR 321.21(c), or its successor regulation, or an equivalent foreign clinical trial.

1.60	“Product Contribution” has the meaning set forth in Exhibit X.

1.61	“Product(s)” means a Small Molecule pharmaceutical(s) and/or a Large Molecule pharmaceutical(s) *****.

1.62	“Product Trademark(s)” means any trademarks and trade names, whether or not registered, and any trademark applications, renewals, extensions or modifications thereto in the Territory together with all goodwill associated therewith, trade dress and packaging which are applied to or used with Products or any promotional materials relating thereto.

1.63	“Program Know-How” means all Information and Materials characterized, conceived, developed, derived, discovered, generated or identified by employees of or consultants to either Party in the conduct of the Research Program. Amgen Program Know-How means that portion of Program Know-How characterized, conceived, developed, derived, discovered, generated or identified solely by employees of or consultants to Amgen. GENE Program Know-How means that portion of Program Know-How characterized, conceived, developed, derived, discovered, generated or identified solely by employees of or consultants to GENE.

1.64	“Program Patent Rights” means all Patent Rights that are Controlled during the Agreement by Amgen or GENE and claim Program Know-How. In particular, Amgen Program Patent Rights means that portion of Program Patent Rights Controlled by Amgen and GENE Program Patent Rights means that portion of Program Patent Rights Controlled by GENE.

1.65	“Regulatory Approval” means any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations or authorizations (including any designations of an indication for a Product as an “Orphan Product” under the Orphan Drug Act), howsoever called, of any Regulatory Authority, which are necessary for the distribution, importation, exportation, manufacture, production, use, storage, transport or clinical testing and/or sale of a Product in a regulatory jurisdiction. Regulatory Approval shall not include any site license for an Amgen manufacturing facility.

1.66	“Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport or clinical testing and/or sale of a Product.

1.67	“Regulatory Filings” means, collectively, INDs, BLAs, establishment license applications (ELAs) and drug master files (DMFs), applications for designation of a Product as an “Orphan Product(s)” under the Orphan Drug Act or any other similar filings (including any foreign equivalents and further including any related correspondence and discussions), and all data contained therein, as may be required by the FDA or equivalent foreign Regulatory Authorities for the Development, manufacture or Commercialization of a Product.

1.68	“Regulatory Plan” means the list of all Regulatory Filings and Regulatory Approvals regarding Products, and any updates thereto.

1.69	“Research Field” means (i) the identification and characterization of the *****, protein products of the ***** or other members of the ***** and (ii) the discovery and development of compounds which modulate and/or bind to the foregoing.

1.70	“Research Plan” means the written plan for conducting the Research Program attached hereto as Exhibit 1, as amended from time to time by the Joint Research Committee.

1.71	“Research Program” means the program of collaborative research to be carried out by the Parties pursuant to Article 3 and the activities related thereto as described in the Research Plan.

1.72	*****

1.73

“Royalty Term” means, in the case of any Product, and on a country-by-country basis, the period of time commencing on the First Commercial Sale of such Product and ending upon the later of (a) the expiration of the last to expire of the GENE ***** Patent Rights, GENE ***** Patent Rights related to the Research Field or Joint Patent Rights having one or more Valid Claims which would, but for the licenses granted under this Agreement, be infringed by the selling of such Product in the country of sale by Amgen, its Affiliates or sublicensees, or (b) ten (10) years after the date of First Commercial Sale of the first Product in the first Major Market Country; provided however, the Royalty Term for purposes of this ***** shall be extended for so long a period of time as (i) the active ingredient of such Product is claimed by ***** or the use of such Product in the approved indication is claimed by *****, in either case contained within Amgen Program Patent Rights in such country, and (ii) there has been no first commercial sale of a Competitive Product by a Third Party in such country, up to a maximum of twelve (12) years after the date of First Commercial Sale of the first

Product in the first Major Market Country. “Valid Claim” means for the purposes of this definition any unexpired claim which has not been declared invalid by a court of competent jurisdiction or other authority; provided however, if any such claim having been declared invalid is subsequently declared valid on appeal and no other Valid Claim with respect to such Product entitling GENE to a Baseline Royalty was in existence during that time, the Royalty Term shall include (y) any period of time during which such appeal was pursued and there had been no commercial sale or Pivotal Study conducted of a Competitive Product in the Territory; and (z) any period of time after the date of the appellate decision of validity until claim expiry. “Competitive Product” means for the purposes of this definition a pharmaceutical product approved for or used in any indication in which a Product has been or is being Developed or Commercialized by Amgen and which *****.

1.74	“Small Molecule” means a compound which is produced by organic chemical synthesis or other than a Large Molecule isolated from appropriate biomass.

1.75	“Territory” means worldwide.

1.76	“Third Party(ies)” means any entity(ies) other than Amgen and its Affiliates or GENE and its Affiliates.

ARTICLE 2

GOVERNANCE

2.1	Joint Research Committee. Promptly after the Effective Date, the Parties will form a Joint Research Committee (“JRC”) comprised of ***** representatives each of Amgen and GENE. ***** A reasonable number of additional representatives of a Party may attend meetings of the JRC in a non-voting capacity. The JRC will meet at least quarterly, on reasonable written notice, during the Research Program (in person, by teleconference or otherwise). If in person, such meetings shall alternate between the offices of the Parties, with the first meeting at the offices of Amgen. ***** Promptly following the Effective Date, the JRC shall hold an organizational meeting to establish the operational requirements of the JRC, which shall include the methods whereby decisions of the JRC are recorded.

2.2	Joint Research Committee Responsibilities. The JRC generally shall have the responsibility of managing, directing and coordinating the Research Program, including, without limitation, the following responsibilities:

a.	managing and monitoring the progress and results of the Research Program and the Parties’ diligence in carrying out their responsibilities thereunder;

b.	determining future Research Program activities to be conducted under the Research Plan;

c.	allocating responsibility for the various Research Program activities between the Parties;

d.	*****;

e.	reviewing and approving modifications of the Research Plan from time to time *****; and

f.	*****.

2.3	Excepted Items. Excepted Items are the following:

a.	changes in the overall scope or intent of research;

b.	changes in the definition of a research milestone as set forth in Section 8.4;

c.	disagreement between the Parties on whether a research milestone (as set forth in Section 8.4) has been achieved;

d.	obligations for GENE to undertake additional or fewer responsibilities or allocate additional or fewer FTEs than agreed upon in the Research Plan.

Excepted Items for which the JRC is unable to reach a unanimous decision will be referred to the Joint Steering Committee for further consideration.

2.4	Joint Steering Committee. Promptly after the Effective Date, GENE and Amgen shall establish a Joint Steering Committee (“JSC”) comprised of ***** members from each of GENE and Amgen. Members from each of the Parties will include the respective Senior Vice Presidents of Research of each of the Parties or other Vice Presidents appointed by such respective Senior Vice Presidents. The JSC shall be responsible for managing the relationship between the Parties, *****. Notwithstanding the above, nothing in this Section 2.4 shall erode or detract from Amgen’s sole right and responsibility for all aspects of Developing and Commercializing Products. Each member of the JSC will have equal voting authority and the agreement of the majority of the members of the JSC shall be required for all matters considered, except for any disagreements arising under Section 2.3.c. in which instances *****. The JSC shall meet at least once every ***** on reasonable written notice in person, by teleconference or as mutually agreed by the JSC, or, in the event of a disagreement between members of the JRC with respect to Excepted Items or other matters referred by the Parties to the JSC to resolve, within ***** following notice by the chair of the JRC of such disagreement. *****

2.5

Dispute Resolution. If the JSC is unable to resolve any disagreement ***** within ***** business days of notification of such disagreement to the JSC, the matter shall be referred to *****. If such persons cannot resolve such matter within ***** of commencing such negotiations, then the matter shall be referred within *****, then either Party may at any time thereafter pursue any legal or equitable remedy available to it. Notwithstanding the above, either Party shall be entitled at all times and without delay to seek equitable relief.

ARTICLE 3

COLLABORATION RESEARCH

3.1	Conduct of Research Program. The Parties hereby agree to conduct the Research Program in accordance with the terms of this Agreement with the goal of identifying one or more Small Molecules and/or one or more Large Molecules *****. The Parties shall conduct the studies outlined in the Research Plan, as set forth in attached Exhibit 1.

3.2	Performance Standards. GENE shall use Commercially Reasonable Efforts and shall commit the personnel, facilities and resources to perform its obligations under the Research Program. Amgen will use Commercially Reasonable Efforts and shall commit the personnel, facilities and resources to perform its obligations under the Research Program. Each Party will conduct its activities under the Research Program in good scientific manner and in compliance in all material respects with applicable laws and regulations. Each Party will prepare and maintain complete and accurate written records with respect to its activities under the Research Plan consistent with industry standards including, for purposes of patent and regulatory matters, prompt signing and corroboration of laboratory notebooks and conception documents.

3.3	Research Reports. Each Party will keep the other Party fully informed as to all discoveries and technical developments (including, without limitation, any inventions) made in the course of performing activities under the Research Program. In particular, prior to each JRC meeting GENE and Amgen each will prepare and distribute to all members of the JRC (no later than five (5) business days prior to each such JRC meeting) a reasonably detailed written summary report setting forth the results and progress of performance of the Research Program since the last report. The format and content of such report shall be determined by the JRC. The information contained in the report shall be accurate in the reporting Party’s best scientific judgment.

3.4	GENE Researchers. Amgen and GENE acknowledge the importance of having personnel suitably qualified and devoted full-time to work in the Research Program. Accordingly, in order to maximize the effective conduct of the Research Program, the Parties shall use Commercially Reasonable Efforts to maximize the continuity of their respective researchers conducting the Research Program and GENE shall devote suitably qualified personnel to the Research Program who *****.

3.5

Employee Obligations. Prior to beginning work on the Research Program and/or being given access to Confidential Information, each employee, consultant or agent of GENE and Amgen shall have signed or shall be required to sign a non-disclosure and invention assignment agreement pursuant to which each such person shall agree to comply with all of the obligations of GENE or Amgen under this Agreement, as appropriate, substantially including: (a) promptly reporting any invention, discovery, process or other intellectual property right; (b) assigning to GENE or Amgen, as appropriate, all of his or her right, title and interest in and to any such invention, discovery, process or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent rights; (d) performing all acts and signing, executing, acknowledging and delivering any and all papers, documents and instruments required for effecting the obligations and purposes of this Agreement and (e) abiding by the obligations of confidentiality and non-use set forth in this Agreement. It is understood and agreed that any such non-disclosure and invention assignment agreement need not be specific to this Agreement. The Parties agree that each such employee, consultant or agent may sign the respective Party’s standard form of non-disclosure and invention assignment agreement, provided that such standard form substantially contains the requirements set forth in subparts (a) to (e) above.

3.6	Technical Assistance. In addition to other assistance explicitly set forth in this Agreement, during the term of this Agreement, GENE shall provide Amgen with reasonable technical assistance relating to the use of GENE Background Know-How, GENE *****, GENE Program Know-How and Joint Know-How solely to the extent permitted under the license(s) granted to Amgen. In addition, during the term of this Agreement, GENE shall make its employees, consultants and agents reasonably available upon reasonable notice during normal business hours at GENE’s facilities to consult with Amgen on issues relating to any aspect of the subject matter of this Agreement and in connection with any request from any Regulatory Authority, including those relating to regulatory, scientific and technical issues. If such consultation occurs after the completion of the Research Program, Amgen will pay GENE’s reasonable costs in providing such consultation unless GENE ***** GENE’s *****.

3.7

Materials Transfer. In order to facilitate the Research Program, either Party may provide to the other Party certain materials, including, without limitation, biological materials, chemical compounds, screens, databases, animal models, cell lines, cells, nucleic acids, receptors and reagents (collectively, “Materials”) for use by the other Party in furtherance of the Research Program. All such Materials delivered to the other Party shall remain the sole property of the supplying Party and, except to the extent permitted by applicable law and permitted by the licenses granted hereunder, shall be used only in furtherance of the Research Program in accordance with this Agreement and remain solely under the control of the other Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects. Except as expressly set forth in this Agreement (including, without limitation, Section 14.3), THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY

OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

3.8	Materials for Subcontractors. Notwithstanding the previous paragraph, without the prior approval of GENE, Amgen may transfer Materials to any Third Party engaged as a subcontractor pursuant to Section 17.7; provided however, that any such subcontractor shall be bound by conditions of confidentiality and non-use at least equivalent to those herein, including that such Materials shall not be transferred to another Third Party and that any such unused Materials shall be returned or destroyed upon completion of the activity for which such Materials were provided, and that Amgen shall be responsible for the performance of each such subcontractor in fulfilling Amgen’s obligation under the Research Plan.

ARTICLE 4

DEVELOPMENT OF PRODUCTS

4.1	Responsibility. Amgen shall have the sole right and responsibility for all aspects of Developing Products and obtaining regulatory approval of such Products in the Territory, including making all strategic and tactical decisions with respect thereto, undertaking all necessary Development and establishing the methods and means by which it performs such activities under this Agreement (including the management of permitted subcontractors, pursuant to Section 17.7), and shall use Commercially Reasonable Efforts in doing so.

4.2	Early Stage Contribution Option. Amgen shall promptly notify GENE in writing when it files the first IND for a Product, which notice will include a Development Plan for Early Stage Development together with Amgen’s non-binding, ***** estimate, in ***** detail, of the Development Costs of such Development Plan. Within ***** days of GENE’s receipt of such notice from Amgen, GENE shall notify Amgen in writing whether it elects to contribute to Early Development Costs for the first indication of that Product and if so, at what level (GENE’s “Early Contribution Level”). GENE shall have the option to contribute ***** of such Early Development Costs. During such *****, and upon GENE’s request, Amgen shall promptly provide GENE with an explanation in reasonable detail of the Development Plan *****. The Parties hereby agree that such Development Plan and estimate of such Development Costs as well as the explanation and information-providing obligations of Amgen set forth in this Section 4.2 are not subject to the dispute resolution mechanism set forth in Sections 2.4 and 2.5.

4.3

Late Stage Contribution Option. Upon completion of Early Stage Development, and only if GENE has elected to contribute to Early Development Costs for the first indication of a Product, Amgen shall promptly notify GENE in writing that Amgen intends to commence Late Stage Development for such Product, which notice shall include a Development Plan for Late Stage Development together with Amgen’s non-binding, good faith estimate, in reasonable detail, of the Development Costs of such Development Plan. ***** of GENE’s receipt of such notice from Amgen, GENE shall notify Amgen in writing whether GENE elects to contribute to Late Development Costs for such indication and, if so, at what level (GENE’s “Late Contribution Level”). If GENE has contributed *****% of Early Development Costs for such indication of that Product, it may elect to contribute ***** (but not ***** of such Late Development Costs. If GENE has contributed ***** of Early Development Costs for such indication of that Product, it may elect to contribute ***** of such Late Development Costs. *****, and upon GENE’s request, Amgen shall promptly provide GENE with an explanation in reasonable detail of the Development Plan to assist GENE in making its election and, in addition, Amgen may, at Amgen’s sole discretion, provide GENE with such specific additional information about the Development Plan as GENE shall request in writing. The Parties hereby agree that such Development Plan and estimate of such Development Costs as well as the explanation and information-providing obligations of Amgen set forth in this Section 4.3 are not subject to the dispute resolution mechanism set forth in Sections 2.4 and 2.5. If GENE has not contributed to Early Development Costs for such indication of that Product, it may not elect to contribute to Late Development Costs.

4.4	Differential Payment. With respect to any particular Product, if GENE’s Late Contribution Level is greater than its Early Contribution Level, it shall pay Amgen the ***** the Early Development Costs due pursuant to its election under Section 4.2 and those Early Development Costs that it would have paid had it contributed to Early Development Costs at the Late Contribution Level (the “Differential Payment”), ***** which will be the greater of (i) such Differential Payment ***** or (ii) $***** if GENE increases its contribution from ***** $***** if GENE increases its contribution from *****%. Any such Differential Payment ***** shall be paid by GENE within thirty (30) days of GENE providing its notice of election to contribute to Late Development Costs pursuant to Section 4.3.

4.5	Additional Indications.

a.

Early Stage Contribution Option. After filing the first IND for a Product, Amgen may, at its sole discretion, file additional IND’s for the same Product for additional indications. If GENE has previously elected to contribute to Early Stage Development for an earlier indication for that Product and has not elected a ***** Late Contribution Level with respect to an earlier indication for that Product, on filing such an additional IND, Amgen shall notify GENE in writing of such filing, which notice will include a Development Plan for Early Stage Development for such indication together with Amgen’s non-binding, good faith estimate, in reasonable detail, of the Development Costs of such Development Plan. Within ***** of GENE’s receipt of such notice from Amgen, GENE shall notify Amgen in writing whether it elects to contribute to Early Development Costs for the additional indication of that Product and if so, at what level. During such *****, and upon GENE’s request, Amgen shall promptly provide GENE with an explanation in reasonable detail of the Development Plan to assist GENE in making its election and, in addition, Amgen may, at Amgen’s sole discretion, provide GENE with such specific additional information about the Development

Plan as GENE shall request in writing. The Parties hereby agree that such Development Plan and estimate of such Development Costs as well as the explanation and information-providing obligations of Amgen set forth in this Section 4.5.a. are not subject to the dispute resolution mechanism set forth in Sections 2.4 and 2.5. GENE shall have the option to contribute to Early Stage Development for such additional indications at the same or a lower Early Contribution Level as GENE has elected to contribute pursuant to Section 4.2 or, if GENE has already elected to contribute at a lower Early Contribution Level for a previous additional indication for such Product, at that lower Early Contribution Level. If GENE has, at the time it receives such notice from Amgen, already elected a higher Late Contribution Level for such Product, paid Amgen the Differential Payment and premium pursuant to Section 4.4 and not subsequently chosen a lower Early Contribution Level for a previous additional indication, GENE may also elect to contribute to such Early Stage Development at that higher Early Contribution Level.

b.

Late Stage Contribution Option. Upon completion of Early Stage Development for an additional indication for a Product, and only if GENE has elected to contribute to Early Development Costs for that indication and has not elected a ***** Late Contribution Level with respect to an earlier indication for such Product, Amgen shall promptly notify GENE in writing that Amgen intends to commence Late Stage Development for such indication, which notice shall include a Development Plan for Late Stage Development for such indication together with Amgen’s non-binding, good faith estimate, in reasonable detail, of the Development Costs of such Development Plan. Within ***** of GENE’s receipt of such notice from Amgen, GENE shall notify Amgen in writing whether GENE elects to contribute to Late Development Costs for such indication and, if so, at what level. During such *****, and upon GENE’s request, Amgen shall promptly provide GENE with an explanation in reasonable detail of the Development Plan to assist GENE in making its election and, in addition, Amgen may, at Amgen’s sole discretion, provide GENE with such specific additional information about the Development Plan as GENE shall request in writing. The Parties hereby agree that such Development Plan and estimate of such Development Costs as well as the explanation and information-providing obligations of Amgen set forth in this Section 4.5.b. are not subject to the dispute resolution mechanism set forth in Sections 2.4 and 2.5. If GENE has contributed ***** of Early Development Costs for such indication, it may elect to contribute ***** (but not *****) of such Late Development Costs; provided however, GENE may only elect to contribute ***** if (i) it has previously elected a Late Contribution Level of ***** for an earlier indication and (ii) it pays the Differential Payment pursuant to Section 4.4 together with a premium equal to such Differential Payment ***** for such additional indication. If GENE has contributed ***** of Early Development Costs for such indication, it may elect to contribute ***** of such Late Development Costs; provided however, GENE may only elect to contribute at a Late Contribution Level that is greater than its Early Contribution Level for such additional indication if (i) it has previously elected to contribute the same (or greater) Late Contribution Level for an earlier indication and (ii) it pays the Differential Payment pursuant to Section 4.4 together with a premium equal to such Differential Payment ***** for such additional indication.

c.	Calculation of Development Contribution Royalty. For the purposes of calculating the Development Contribution Royalty pursuant to Section 8.6.b in the case of multiple indications for a Product, the following shall apply:

i.	The applicable GENE Early Contribution Level shall be determined by calculating an average GENE Early Contribution Level (“Average Early Level”) as follows: total Early Development Costs actually paid by GENE to Amgen for all indications of a Product multiplied by 100 and divided by the total Early Development Costs incurred by Amgen and GENE for all indications for such Product.

aa.	If the Average Early Level is less than *****, the Early Contribution Level for the purpose of Section 8.6.b shall be *****.

ab.	If the Average Early Level is equal to or greater than *****, but less than *****, the Early Contribution Level for the purpose of Section 8.6.b shall be ***** and the Development Contribution Royalty shall be as set forth below in subpart iii.

ac.	If the Average Early Level is equal or greater than *****, but less than *****, the Early Contribution Level for the purpose of Section 8.6.b shall be *****.

ad.	If the Average Early Level is equal to or greater than *****, but less than *****, the Early Contribution Level for the purpose of Section 8.6.b shall be *****.

ae.	If the Average Early Level is *****, the Early Contribution Level for the purpose of Section 8.6.b shall be *****.

af.	If for any Product, GENE has elected to contribute to Late Development Costs for all previous indications at a higher contribution level than it had contributed to Early Development Costs for all such indications and has paid Amgen the Differential Payment and premiums pursuant to Sections 4.4 and 4.5.b, the Early Contribution Level for the purpose of calculating the Development Contribution Royalty shall be at such higher contribution level.

ii.

The applicable GENE Late Contribution Level shall be determined by calculating an average GENE Late Contribution Level (“Average Late Level”) as follows: total Late Development Costs actually paid by GENE to Amgen for all indications of a Product multiplied by 100 and divided by the total Late Development Costs incurred by Amgen and GENE for all indications for such Product.

aa.	If the Average Late Level is less than *****, the Late Contribution Level for the purpose of Section 8.6.b shall be *****.

ab.	If the Average Late Level is equal to or greater than *****, but less than *****, the Late Contribution Level for the purpose of Section 8.6.b shall be ***** and the Development Contribution Royalty shall be as set forth below in subpart iii.

ac.	If the Average Late Level is equal or greater than *****, but less than *****, the Late Contribution Level for the purpose of Section 8.6.b shall be *****.

ad.	If the Average Late Level is equal to or greater than *****, but less than *****, the Late Contribution Level for the purpose of Section 8.6.b shall be *****.

ae.	If the Average Late Level is *****, the Late Contribution Level for the purpose of Section 8.6.b shall be *****.

iii.	If the Early Contribution Level or Late Contribution Level determined in subparts i. or ii. above is *****, the Development Contribution Royalty shall be:

Early Contribution Level	Late Contribution Level	Applicable Development Contribution Royalty
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****

d.	Formulations and Presentations. The Parties hereby agree that, for each indication of a Product, GENE’s Early Contribution Level or Late Contribution Level, as the case may be, shall remain the same for any presentation or formulation of a Product containing the same Small Molecule or Large Molecule.

4.6	Multiple Products Contribution. If more than one Product is developed, GENE shall have the option to contribute to Development Costs (i) at the same Early Contribution Level or Late Contribution Level (as the case may be) as it had lastly contributed to a previous indication for such Product if Regulatory Approval of such previous indication was already obtained or Development of such previous indication was stopped or as it is then contributing to such previous indication for such Product, or (ii) at a lower Early Contribution Level or Late Contribution Level (as the case may be), including *****, but may not contribute to Development Costs at a higher percentage; provided however, in the case that GENE exercises its option to contribute to Development Costs based on the Early Contribution Level of such previous indication for such Product and GENE later contributes to Development Costs of such previous indication at a Late Contribution Level higher than the Early Contribution Level, GENE may (subject to making any Differential Payment and premium payment referred to in Section 4.4 or Section 4.5.b.) elect to contribute to the Late Development Costs of the later Product at the Late Contribution Level of such previous indication for such Product in accordance with Section 4.3.

4.7	Up-dating of Development Plan. If GENE contributes to Early Development Costs and/or Late Development Costs for a Product, Amgen shall (i) provide GENE with an update of the Development Plan for such Product ***** (which shall not be less than annually), together with Amgen’s revised non-binding, ***** estimate of Development Costs and (ii) provide GENE, on an annual basis, with a written summary of all clinical data generated by Amgen with respect to Products.

4.8	Sharing of Development Costs. All Development Costs incurred by Amgen and GENE shall be split between Amgen and GENE in accordance with GENE’s Early Contribution Level or Late Contribution Level (as the case may be). By way of example, should GENE elect an Early Contribution Level of ***** for a particular indication of a Product, all Early Development Costs incurred by the Parties for that indication shall be split ***** between Amgen and GENE, respectively.

4.9	Quarterly Reconciliation of Development Costs. Within forty-five (45) days following the end of each Calendar Quarter, Amgen shall submit to GENE a written report setting forth in reasonable detail its Development Costs for such Calendar Quarter. Within forty-five (45) days following the end of each Calendar Quarter, GENE shall submit to Amgen a written report setting forth in reasonable detail its Development Costs for such Calendar Quarter. Within sixty (60) days following the end of each Calendar Quarter, Amgen shall submit to GENE a written report setting forth in reasonable detail the calculation of all Development Costs of both Parties and the calculation of the net amount owed by GENE to Amgen in order to ensure the appropriate sharing of Development Costs in accordance with the provisions of Section 4.8. The net amount payable shall be paid by GENE within thirty (30) days after receipt of such written report.

If, in any Calendar Year, the actual Development Costs for that Calendar Year are in excess of Amgen’s good faith estimate of Development Costs for that Calendar Year by greater than *****, GENE may delay payment of its share of any such excess until the subsequent Calendar Year (“Roll-over Payment”). Such Roll-over Payment shall be paid within ninety (90) days of receipt of Amgen’s calculation of the net amount owed by GENE for the last Calendar Quarter of the Calendar Year in which such excess occurs. The Early Contribution Level or Late Contribution Level, as the case may be, to be applied to calculation of such Roll-over Payment shall be the Early

Contribution Level or Late Contribution Level applicable at the time such excess Development Costs were incurred.

4.10	Joint Development Committee. If GENE elects to contribute to Early Development Costs in accordance with Section 4.2 above, a U.S. and/or Canadian Joint Development Committee (the “JDC”) comprised of ***** representatives each of Amgen and GENE, including at least one marketing representative, shall be formed. Amgen shall appoint the chair of this committee and the *****. The purpose of the JDC is to inform GENE of the progress of Development and to enable GENE to comment on Amgen’s intended Development program. Notwithstanding the above, Amgen shall, however, retain full right and responsibility for all aspects of Development as set forth in Section 4.1. If and when GENE elects not to contribute to Development Costs pursuant to Sections 4.2, 4.3 or 4.5 above, the JDC shall be disbanded. The JDC shall meet once every Calendar Quarter on reasonable written notice, in person or by teleconference, or as otherwise mutually agreed by the JDC. *****

ARTICLE 5

REGULATORY

5.1	Ownership. Amgen shall own all Regulatory Filings and Regulatory Approvals.

5.2	Responsibility. Amgen shall have the sole right to monitor, review and direct all aspects of regulatory matters regarding Products in the Territory, including making all strategic and tactical decisions with respect thereto and establishing the methods and means by which it performs such activities (including the management of permitted subcontractors, pursuant to Section 17.7). Amgen shall have sole responsibility for (a) the filing of Regulatory Filings and the seeking of Regulatory Approvals, as well as all associated official correspondence and communications with Regulatory Authorities regarding such matters and (b) reporting to Regulatory Authorities any adverse experience and safety issues for such Product in compliance with the requirements of the U.S. Food, Drug and Cosmetic Act, 21 USC §321 et seq., the Public Health Service Act, 42 USC §201 et seq., the regulations promulgated thereunder, and the equivalent laws, rules and regulations in the Territory and, if GENE elects to Co-Detail pursuant to Section 6.3, promptly thereafter provide GENE with a copy of such report. Notwithstanding the foregoing, following the first Regulatory Filing, Amgen shall promptly prepare and provide to GENE with respect to each Product a Regulatory Plan, which shall be updated as necessary on at least an annual basis.

5.3	Adverse Event Reporting. Amgen shall maintain a record of all non-medical and medical product-related complaints and reports of adverse events that it receives with respect to any Product. If GENE elects to Co-Detail pursuant to Section 6.3, each Party will notify the other Party of any complaint received by it with respect to any Product and, within ten (10) days (but, in the event of serious adverse events, five (5)

days) of the initial receipt, provide the other Party with a copy of such complaint(s) and adverse event reports.

ARTICLE 6

COMMERCIALIZATION

6.1	Responsibility. Subject only to GENE’s right to Co-Detail in the USA and/or Canada, Amgen shall have the sole right and responsibility for all aspects of Commercializing Products in the Territory, including making all strategic and tactical decisions with respect thereto, including the appointment of sub-licensees, distributors and agents, and establishing the methods and means by which it performs such activities under this Agreement (including the management of permitted subcontractors, pursuant to Section 17.7), and shall use Commercially Reasonable Efforts in doing so.

6.2	Profit Sharing Option. If GENE *****, Amgen shall promptly provide written notice to GENE of Amgen’s filing of a first Drug Approval Application for such Product in the United States or Canada, which notice shall include the Commercialization Plan for the United States and Canada together with Amgen’s non-binding, ***** estimate, in ***** detail, of the Product Contribution for that Commercialization Plan. Within ***** of GENE’s receipt of such notice from Amgen, GENE may elect to share profits (and losses) in the United States and/or Canada pursuant to Section 6.6 below in lieu of receiving any royalty payments in those countries, by providing written notice thereof to Amgen. During such *****, and upon GENE’s request, Amgen shall promptly provide GENE with an explanation in reasonable detail of the Commercialization Plan *****. The Parties hereby agree that such Commercialization Plan and estimate of such Product Contribution as well as the explanation and information-providing obligations of Amgen set forth in this Section 6.2 are not subject to the dispute resolution mechanism set forth in Sections 2.4 and 2.5.

6.3

Co-Detailing Option. If GENE elects to share profits in the United States and/or Canada, GENE may also elect to Co-Detail in these countries, by providing notice thereof with the notice provided under Section 6.2. If GENE elects to Co-Detail a Product in the United States and/or Canada, a Joint Sales and Marketing Committee (the “JSMC”) comprised of three (3) representatives each of Amgen and GENE shall be formed. Amgen shall appoint the chair of this committee and the chair shall have the casting vote in all matters where there is a disagreement between the Parties. The purpose of the JSMC is to coordinate and direct the sales and marketing activities of each of the Parties in the U.S. and Canada (as appropriate), including the exchange of information on Details performed by the Parties, which information shall include the physicians Detailed, the number of such Details and the Position of such Details, broken down by sales force and by physician specialty, in accordance with Exhibit Y. Notwithstanding the above, Amgen shall, however, retain full right and responsibility for all aspects of Commercialization as set forth in Section 6.1. The JSMC shall meet once every Calendar Quarter on reasonable written notice in person or by teleconference, or as otherwise mutually agreed by the JSMC. The presence of at least one JSMC member of each of the Parties (or their designees) shall be required for the JSMC to validly hold a meeting; provided however, neither Party shall use this requirement to delay a decision by the JSMC.

6.4	Co-Detailing Rights. GENE shall be responsible for ensuring that its Representatives Detail a Product in a manner consistent with the decisions of the JSMC. The number of Representatives that GENE may employ in Co-Detailing shall be determined by the JSMC, taking into account market coverage and profit maximization. All such GENE Representatives shall be full-time employees of GENE. In no event shall GENE have the right to employ more than the greater of (i) x% of the number of sales representative employed by Amgen in promoting that Product in the U.S. and/or Canada (as appropriate), or (ii) x% of the number of sales representative that the JSMC reasonably considers to be necessary to promote that Product to the relevant hospital specialists in the U.S. and/or Canada (as appropriate). For the purposes of this Section 6.4, the value of x shall be *****. If a Product is Developed for multiple indications, the value of x shall be *****.

6.5	Up-dating of Commercialization Plan. If GENE elects to share profits pursuant to Section 6.2, Amgen shall provide GENE with an update of the Commercialization Plan for Canada and/or the United States as appropriate, at least once per Calendar Year, together with Amgen’s non-binding, good faith estimate, in reasonable detail, of the Product Contribution for that Commercialization Plan.

6.6	Product Contribution.

a.	The Parties shall divide the Product Contribution from sales of Products for the United States and/or Canada (as appropriate), regardless of whether such Product Contribution is a profit or a loss, as follows:

(A) GENE shall be allocated a percentage of the Product Contribution from sales of Products for the United States and/or Canada (as appropriate) equal to the greater of (i) GENE’s Late Contribution Level (expressed as a percentage of Late Development Costs) or (ii) in the case where GENE’s Late Contribution Level is less than ***** GENE’s Early Contribution Level, the percentage (rounded to the nearest half percentage point) derived from the following formula:

*****

wherein GENE’s Late Contribution Level is determined in accordance with Section 4.3 or if such Product is developed for multiple indications, the applicable combination of Early Contribution Level and Late Contribution Level as set forth in Section 4.5.c; and (B) Amgen shall be allocated the remaining Product Contribution.

b.	In the event that Losses are incurred in any legal proceeding not subject to Sections 13.1 or 13.2 alleging personal injury resulting from or arising in connection with the Development, manufacture or Commercialization for the United States and Canada (as appropriate) of Product, such Losses shall be treated as a Commercialization Expense. Notwithstanding the foregoing, *****.

c.	In the event that GENE’s share of the cumulative Product Contribution losses for a given Product exceed US$*****, GENE may, at its sole discretion, by providing written notice to Amgen, *****. Notwithstanding the above, GENE shall not be excused from its obligation to pay its share of any Product Contribution *****.

d.	Any Commercialization Expenses incurred prior to Regulatory Approval of a Product shall be charged to the Product Contribution and be borne by the Parties on the same basis.

6.7	Calculation and Duration of Product Contribution. The Product Contribution shall be payable in respect of sales for the United States and/or Canada as appropriate, on a country-by-country and Product-by-Product basis, for so long as there are sales by Amgen, its Affiliates or sublicensees of each such Product in that country. The Product Contribution shall be *****.

6.8	Quarterly Reconciliation of Product Contribution. If GENE elects to Co-Detail as set forth in Section 6.3 within ***** days following the end of the second month of each Calendar Quarter, GENE shall submit to Amgen a written calculation of its actual Detailing Costs for the first two months of such Calendar Quarter, calculated according to Exhibit Y, together with (i) its best estimate of the Detailing Costs it expects to incur in the third month of such Calendar Quarter and (ii) the actual Detailing Costs (calculated according to Exhibit Y) incurred during the third month of the preceding Calendar Quarter (for which GENE has previously provided its best estimate), for the United States and/or Canada as appropriate. Within ***** days following the end of each Calendar Quarter, Amgen shall submit to GENE a written report setting forth the calculation of total Product Contribution, calculated as set forth in Exhibit X, for each Product in the United States and/or Canada as appropriate for that Calendar Quarter and the calculation of any net amount owed by Amgen to GENE or by GENE to Amgen. With respect to GENE’s Detailing Costs, Amgen shall base such calculation on the actual Detailing Costs submitted by GENE for the first two months of such Calendar Quarter, together with (i) GENE’s best estimate of the Detailing Costs for the third month of such Calendar Quarter and (ii) any adjustment (positive or negative) required as a consequence of any difference between GENE’s best estimate of the Detailing Costs for the third month of the previous Calendar Quarter and GENE’s actual Detailing Costs for the same period. Amgen shall pay GENE the net amount owed by Amgen to GENE or GENE shall pay Amgen the net amount owed by GENE to Amgen, as the case may be, within ***** of issuance of such report.

If in any Calendar Year Amgen’s ***** estimate of Product Contribution is ***** , and the actual Product Contribution in such Calendar Year is ***** that is *****, GENE may delay payment of its share of any such ***** estimate ***** until the subsequent Calendar Year. If in any Calendar Year Amgen’s *****, GENE may delay payment of its share of any ***** until the subsequent Calendar Year. Such delayed payments shall be paid within ***** days of receipt of Amgen’s calculation of the Product Contribution for the last Calendar Quarter of the Calendar Year in which ***** occurs.

6.9	Negotiation of Profit Sharing as a Royalty Calculation. The Parties hereby agree to negotiate in good faith sufficiently in advance of the first filing of a Drug Approval Application in the United States or Canada of a Product for which GENE may elect to Co-Detail pursuant to Section 6.3, an equitable way to calculate profit sharing as a royalty payment by Amgen to GENE.

ARTICLE 7

MANUFACTURE AND SUPPLY

7.1	Supply of Product. Amgen shall have the sole right and responsibility for all aspects of manufacturing Products, including making all strategic and tactical decisions with respect thereto and establishing the methods and means by which it performs such activities (including the management of permitted subcontractors, pursuant to Section 17.7).

ARTICLE 8

PAYMENTS AND FUNDING

8.1	Upfront Fee. Within five (5) business days following the Effective Date, Amgen will pay to GENE a non-refundable, non-creditable fee of US$1,000,000 by wire transfer of immediately available funds to such bank account as may be designated in writing by GENE to Amgen.

8.2	Research Funding. Amgen will fund and GENE will conduct the Research Program at the following effort levels: ***** during the first Contract Year of the Research Program, ***** during the second Contract Year of the Research Program and three ***** per Contract Year thereafter for a maximum of three additional Contract Years or until the initiation of pre-clinical toxicology on a clinical candidate, whichever is earlier. The JRC may ***** in order to more rapidly progress the Research Program. Such request shall be made in writing and shall state *****, the reason for such request and *****.

8.3	Payment of Research Funding. Promptly after the Effective Date, and on the first day of each subsequent Calendar Quarter, GENE shall notify Amgen in writing of the number of FTE’s required by GENE to undertake its obligations under the Research Plan for the next Calendar Quarter. Amgen will pay GENE within ***** days of such notification the FTE Costs of such FTE’s; provided however, Amgen shall not be obligated to pay, in any given Contract Year, for more than the number of FTE’s agreed to for any such Contract Year (plus any additional FTE’s approved by Amgen and GENE pursuant to Section 8.2). GENE shall ensure that all such FTEs are fully engaged in the Research Program and to such end, GENE shall deliver written reports ***** to Amgen within ***** days after each Calendar Quarter, setting forth the number of FTEs actually devoted by GENE to Research Program activities and a summary of all such FTE-funded activities during such period. To the extent that, in any Calendar Quarter, the number of GENE FTEs actually engaged in the Research Program (“Actual FTEs”) is less than the number that GENE has notified Amgen will be required for that Calendar Quarter (“Expected FTEs”) Amgen shall have the right to deduct the balance of the FTE Costs of Expected FTEs less the FTE Costs of Actual FTEs from any payments for FTE Costs due to GENE in subsequent Calendar Quarters until such balance is zero; provided however, that GENE shall promptly remit to Amgen any balance outstanding upon expiration of the Research Program.

8.4	Research Milestones. Amgen shall pay to GENE the following one-time, non-refundable, non-creditable payments via wire transfer to an account designated by GENE within thirty (30) days following the achievement of the below-identified research milestones as determined by the JRC in accordance with Sections 2.2-2.4:

a.	***** Identification. Payment of ***** Dollars (US $*****) upon identification of the *****, i.e., the achievement of each of the following: (i) obtaining the *****, and (ii) determining that, to the best of GENE’s knowledge, based on Diligent Inquiry, the *****. Notwithstanding a failure of GENE to achieve ***** as set forth in hereinabove, should Amgen elect to advance the Research Program to the “***** Functional Validation Phase” of the Research Plan, the Parties agree that Amgen shall pay to GENE the milestone payment. In the event that GENE fails to achieve any of the criteria for the ***** set forth above and so notifies Amgen in writing, Amgen shall provide written notice to GENE if Amgen desires to advance the Research Program to the ***** Functional Validation Phase within nine (9) months of such GENE notice, which time may be extended upon the mutual written agreement of the Parties. As used herein, the term “Diligent Inquiry” means a search of published patents and patent applications using Derwent World Patent Index or a comparable database reasonably acceptable to the Parties as well as a search using Medline Current Contents or a comparable published literature service reasonably acceptable to the Parties.

b.	***** Functional Validation. Payment of ***** Dollars (US $*****) upon either (a) the establishment, using appropriate in vivo studies (to be determined by the JRC), that the ***** and/or ***** has an effect ***** predicted by the *****, or (b) the initiation of high-throughput chemistry screening in the case of a Small Molecule or synthesis of a therapeutic antibody or protein suitable for in vitro or in vivo screening in the case of a Large Molecule.

c.	***** Validation. Payment of ***** Dollars (US $*****) upon either (a) Proof of Principle (as defined below) in the Research Field with a Small Molecule or Large Molecule in an appropriate animal model (to be determined by the JRC) or (b) initiation of pre-clinical toxicology on a clinical candidate. “Proof of Principle” means that a therapeutically relevant ***** is demonstrated for a Small Molecule or Large Molecule at a dose that can be reasonably translated to a therapeutic dose in man and which does not cause any serious toxic effects in the chosen animal model.

8.5	Clinical Milestones.

a.	With respect to a first Product, Amgen shall pay to GENE the following one-time, non-refundable, non-creditable payments via wire transfer to an account designated by GENE within ***** days following the achievement by Amgen, its Affiliates or sublicensees, of each of the clinical milestones set forth below:

Milestone Event		Milestone Payment
(i)	*****	US$	*****
(ii)	*****	US$	*****
(iii)	*****	US$	*****
(iv)	*****	US$	*****
(v)	*****	US$	*****

Total		US$	*****

b.	If the first Product to obtain approval by a Regulatory Authority of a Drug Approval Application is a Small Molecule, then with respect to the first Large Molecule for which Amgen files a Drug Approval Application, or if the first Product to obtain approval by a Regulatory Authority of a Drug Approval Application is a Large Molecule, then with respect to the first Small Molecule for which Amgen files a Drug Approval Application, Amgen shall pay to GENE the following one-time, non-refundable, non-creditable payments via wire transfer to an account designated by GENE within thirty (30) days following the achievement by Amgen, its Affiliates or sublicensees, of each of the clinical milestones set forth below:

Milestone Event		Milestone Payment
(i)	*****	US$	*****
(ii)	*****	US$	*****

Total		US$	*****

c.	Amgen shall provide GENE with prompt written notice upon its achievement of each of the milestones set forth in this Section 8.5. In the event that, notwithstanding the fact that Amgen has not given any such notice, GENE reasonably believes any such milestone payment is due, it shall so notify Amgen and members of the JSC in writing, and shall provide to Amgen and members of the JSC the data and information demonstrating that the conditions for payment have been achieved. Within thirty (30) days of its receipt of such notice, the JSC shall review the data and information and determine whether or not the conditions for payment have been achieved pursuant to Section 2.4. Any negative determination shall be accompanied by a detailed explanation of the reasons therefore.

8.6	Global Royalty Rates. Amgen shall pay to GENE *****. If GENE *****. In addition, Net Sales of a Product beyond the Royalty Term of such Product in a country *****.

a.	Baseline Royalty. During the Royalty Term of each Product, the Baseline Royalty shall be paid at the following rates:

***** US$*****

US$***** US$*****;

***** US$***** US$*****

US$*****.

b.	Development Contribution Royalty. If GENE has elected to contribute to Development Costs for a Product, Amgen shall pay to GENE, from the date of

First Commercial Sale of such Product until such Product is no longer sold, an additional royalty on annual Net Sales in the Territory (“Development Contribution Royalty”) based on GENE’s Early Contribution Level and Late Contribution Level, as set forth below:

	GENE’s Early Contribution Level	GENE’s Late Contribution Level	Development Contribution Royalty
i	*****	*****	*****
ii	*****	*****	*****
iii	*****	*****	*****
iv	*****	*****	*****
V	*****	*****	*****
vi	*****	*****	*****
vii	*****	*****	*****
viii	*****	*****	*****
ix	*****	*****	*****
X	*****	*****	*****
xi	*****	*****	*****
xii	*****	*****	*****

*****

8.7	Anti-Stacking Royalty Reduction. If, in Amgen’s reasonable opinion, Amgen is required to enter into any agreement with Third Parties for rights under patents for which but for a license the sale, manufacture or use of any Product by Amgen, its Affiliates and sublicensees would infringe one or more claims of said licensed patent(s), ***** by Amgen, its Affiliates or sublicensees *****, Amgen shall provide written notice thereof to GENE, *****. With respect to any formulation or presentation of such Product which, but for such license would infringe such Third Party patent(s), GENE’s Baseline Royalty with respect to such formulation or presentation shall *****. With respect to any formulation or presentation of such Product which, but for such license would infringe such Third Party patent(s), Amgen shall *****. ***** If GENE ***** (pursuant to Sections 4.2, 4.3 and 4.5) ***** (pursuant to Section 6.2), *****.

8.8	Cross License. In the event that Amgen shall determine in its sole discretion that it is necessary to grant a sublicense, or a covenant not to sue under GENE *****, to any Third Party in a country in the Territory in order for Amgen to make, have made, use, sell, lease, offer to sell or lease, import, export (within the Territory) or otherwise exploit, or transfer physical possession of or title in, Product(s) in the Field of Use in a country in the Territory, Amgen shall have the exclusive right and discretion to grant such sublicense or covenant not to sue to such Third Party for such country. For purposes of this Section 8.8, the determination of Net Sales of said Product for purposes of calculating the royalties otherwise payable by Amgen to GENE under Section 8.6 shall not include sales of any Product by such Third Party receiving such sublicense or such a covenant not to sue. If, as part of any sublicense or covenant not to sue, Amgen receives payments then such payments shall be included within the definition of Net Sales and the royalty rates as set forth in Section 8.6 shall be applied.

8.9	Equity Investment. Subject to the terms and conditions set forth below and in that certain stock purchase agreement executed on the same date herewith (“Stock Purchase Agreement”), GENE may, at its sole discretion, sell a certain number of shares of GENE’s Common Stock to Amgen within thirty (30) days following the achievement of certain milestones as set forth below, all as more fully described in the Stock Purchase Agreement. If GENE decides not to sell equity to Amgen at the time that any particular milestone set forth below is achieved, then Amgen shall have no further obligation to acquire the stock at a later date or of any other form of payment to GENE with respect to that particular milestone. The Parties acknowledge and agree that at no time shall Amgen’s equity interest in GENE equal five percent (5%) or greater of the outstanding shares of GENE common stock. If the requirement to purchase stock in accordance with any one of the milestones set forth below would result in Amgen acquiring an equity interest equal to 5% or greater, Amgen’s obligation to purchase such stock shall be limited to that amount of stock that would result in the cumulative purchase of an equity interest of 4.99% of outstanding shares in GENE’s common stock, and Amgen shall have no further obligation to purchase additional stock at a later date or of any other form of payment to GENE with respect to that particular milestone. A copy of the Stock Purchase Agreement, in the form to be executed and delivered by each of Amgen and GENE on the Effective Date, is attached hereto as Exhibit Z.

Milestone	Purchase Price
*****	$	*****
*****	$	*****
*****	$	*****

8.10	Paid-Up License. Upon the expiration of Amgen’s obligation under this Article 8 to pay royalties on Net Sales of a Product in a country, Amgen shall have a fully paid-up, non-exclusive license, with the right to sublicense, to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise exploit, transfer physical possession of or otherwise transfer title in such Product in the Field of Use in that country.

8.11	No Other Compensation. Other than as explicitly set forth (and as applicable) in this Article 8, and in Sections 3.6, 6.8, 10.5, 13.1 and 16.5, Amgen shall not be obligated to pay any additional fees, milestone payments, royalties or any additional payments to GENE under this Agreement.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1	Ownership of Inventions. Ownership of inventions shall be determined in accordance with the rules of inventorship under United States patent laws. Subject to the licenses granted in Section 9.2(a) below, as between the Parties, Amgen shall own all right, title and interest in and to Amgen Technology, and any Confidential Information contained therein shall be considered the Confidential Information of Amgen. Subject to the licenses granted in Section 9.2(b) below, as between the Parties, GENE shall own all right, title and interest in and to GENE Technology, and any Confidential Information contained therein shall be considered the Confidential Information of GENE. All right, title and interest in and to Joint Know-How (which shall be considered the joint Confidential Information of the Parties) and Joint Patent Rights shall be owned, as between the Parties, jointly by GENE and Amgen. Other than with respect to the rights and licenses granted under this Agreement to Joint Know-How, each Party shall have the unrestricted, royalty-free, worldwide right to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise exploit, or transfer physical possession of or title in Joint Know-How, without accounting. All right and interest in and to Product Trademarks shall be owned by Amgen, and any Confidential Information related thereto shall be considered the Confidential Information of Amgen.

9.2	Patent Licenses.

a.	Amgen hereby grants to GENE a non-exclusive, royalty-free license, without the right to sublicense, under the Amgen Technology solely to perform GENE’s responsibilities under the Research Plan and, subject to GENE’s election in accordance with Section 6.3, to Co-Detail Products in the U.S. and/or Canada.

b.	GENE hereby grants to Amgen an exclusive (subject to GENE’s option to Co-Detail in the U.S. and Canada as set forth in Section 6.3), royalty-bearing license, with a right to sublicense, under the GENE *****, GENE *****, GENE Program Patent Rights related to the Research Field, GENE Program Know-How related to the Research Field, and GENE’s interest in Joint Patent Rights and Joint Know-How, and a non-exclusive, royalty-free license, with a right to sublicense, under GENE Background Patent Rights and GENE Background Know-How to make, have made, use, sell, offer to sell, import, export or otherwise transfer physical possession of or otherwise transfer title in Products in the Field of Use in the Territory. Amgen hereby agrees that any sublicensee shall as a condition of such sublicense agree to be bound by the terms and conditions of this Agreement.

c.	The Parties agree that GENE shall have the sole right to commercialize the *****, protein products of the ***** or any member of the ***** for any and all diagnostic uses other than diagnostic uses directed to Products (“Diagnostic Uses”) only upon the prior written approval of Amgen, which may be withheld if in Amgen’s sole opinion the commercialization of such Diagnostic Uses would be detrimental to the Development or Commercialization of any Product, and retain any financial benefit realized in connection with such commercialization. Upon GENE’s receipt of such written approval, Amgen shall be deemed to have granted to GENE an exclusive, royalty-free license, with a right to sublicense, under the Amgen Program Patent Rights related to the Research Field and Amgen’s interest in Joint Patent Rights to commercialize such Diagnostic Uses. Notwithstanding the above, the parties hereby agree that Amgen, its Affiliates and sublicensees have the right to develop Diagnostic Uses for the purposes of conducting human clinical trials and obtaining Regulatory Approvals of any Product.

9.3	Other Intellectual Property Licenses.

a.	Amgen hereby grants to GENE a non-exclusive license under Amgen’s entire right, title and interest in any copyrights and any other intellectual property rights in promotional materials relating to Products, without the right to grant sublicenses, to distribute copies of and publicly perform and display such promotional materials in connection with Products in the United States and Canada solely in compliance with the terms and conditions of this Agreement.

9.4	Patent Prosecution.

a.	Amgen shall have the first right (using mutually acceptable outside counsel), but not the obligation, for the preparation, filing, prosecution, maintenance and defense before all patent offices (and courts to the extent an appeal is taken from a patent office decision) of GENE ***** and Joint Patent Rights at Amgen’s expense. Amgen shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain and defend before all patent offices all Amgen Background Patent Rights and Amgen Program Patent Rights not related to the Research Field at Amgen’s expense. GENE shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain and defend before all patent offices all GENE Background Patent Rights and GENE Program Patent Rights not related to the Research Field at GENE’s expense.

b.	With respect to its activities pursuant to Section 9.4.a., Amgen shall instruct such outside counsel in writing to act in the best interests of both Parties under this Agreement and Amgen will keep GENE informed of the progress with regard to the preparation, filing, prosecution, maintenance and defense before all patent offices (and courts to the extent an appeal is taken from a patent office decision) of GENE ***** and Joint Patent Rights and instruct such outside counsel to furnish to GENE copies of all relevant documents filed with the various patent offices around the world. GENE shall have the right to review and comment on any papers pertaining to proposed applications, responses, interferences and oppositions before the filing thereof by such outside counsel with any such patent office and Amgen will instruct such outside counsel to timely provide such papers and consider in good faith such comments of GENE relating to GENE ***** and Joint Patent Rights.

c.	GENE shall cooperate with Amgen and such outside counsel and render all reasonable assistance in filing, prosecuting, maintaining and defending all intellectual property licensed under this Agreement and shall sign any necessary legal papers and provide such outside counsel with data or other information in GENE’s Control which is reasonably requested by Amgen in support thereof (and use its reasonable best efforts to ensure the cooperation of any of its employees, consultants and agents as might reasonably be requested).

d.	If Amgen determines in its sole discretion not to file, prosecute, defend or maintain any Patent Right within GENE ***** and Joint Patent Rights referred to in Section 9.4.a. above in any country, and further providing that no other patent applications or patents claiming the same or similar subject matter are then pending or issued in that same country, then Amgen shall provide GENE with thirty (30) days prior written notice of such determination and GENE shall have the right and opportunity to file, prosecute, defend and/or maintain such Patent Right on behalf of the Parties at GENE’s expense.

9.5	Trademark Prosecution. Amgen shall be responsible (using mutually acceptable outside counsel) for the filing, prosecution, defense and maintenance before all trademark offices of the Product Trademarks at Amgen’s expense.

9.6	Patent and Trademark Prosecution Expenses. With respect to carrying out the activities under Sections 9.4 and 9.5, Amgen shall have the right to charge all of Amgen’s external costs, expenses and fees (as documented by written invoices for legal services and receipts for filing, maintenance and other fees paid) to have outside counsel prepare, file, prosecute, maintain and/or defend GENE *****, Joint Patent Rights, Amgen Background Patent Rights related to Products and Product Trademarks before all patent and trademark offices (and courts to the extent an appeal is taken from a patent office decision) as a Development Cost if incurred during Development and, if GENE elects to share profits pursuant to Section 6.2, to the extent such costs, expenses and fees pertain to such activities in the U.S. and/or Canada (as appropriate) as a Commercialization Expense.

9.7	Patent Infringement by Third Parties.

a.	GENE and Amgen will promptly notify the other in writing after becoming aware of any alleged or threatened infringement of any patent included in GENE ***** and Joint Patent Rights or any right relating to GENE ***** and Joint Know-How.

b.	By counsel of its own choice, Amgen shall have the sole right but not the obligation to bring, defend, control and maintain (including the right to settle or compromise) any suit or action against a Third Party for infringement or declaratory relief of a claim of an issued patent within GENE *****, Joint Patent Rights and Amgen Background Patent Rights and any right relating to GENE

***** and Joint Know-How. In the event Amgen shall so engage in any such litigation, Amgen shall seek and reasonably consider GENE’s comment before determining the strategy with respect to any such litigation. GENE shall cooperate and, if Amgen finds it necessary or desirable, join Amgen as a party in any such litigation (at Amgen’s expense with respect to external costs and expenses incurred by GENE), including the signing of any necessary legal papers, and shall provide Amgen with data or other information in support thereof, and shall use reasonable best efforts to ensure the cooperation of any of its personnel as might reasonably be requested in any such matters. Notwithstanding the above, in any such settlement or compromise of any such litigation, Amgen will not admit the invalidity of any claim within GENE ***** and Joint Patent Rights without the prior written approval of GENE, which approval shall not be unreasonably withheld or delayed.

c.	Without the prior written approval of Amgen, GENE shall not bring any suit or action against a Third Party developing or commercializing any product which interacts with *****.

9.8	Trademark Infringement by Third Parties. At its own expense and by counsel of its own choice, Amgen shall have the sole right but not the obligation to enforce the Product Trademarks against any actual, alleged or threatened infringement by Third Parties or from any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offenses. GENE shall cooperate in any such enforcement or defense and shall use reasonable best efforts to ensure the cooperation of any of its personnel as might reasonably be requested in any such matters.

9.9	Infringement of Third Party Rights.

a.	Each Party will promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party.

b.	Amgen shall have the sole right and responsibility to defend any actual, alleged or threatened claim or action which names Amgen and/or GENE and which claims the infringement of (i) Third Party Patent Rights or other intellectual property rights through the making, having made, using, selling, offering to sell, importing exporting or otherwise transferring physical possession of or otherwise transferring title in a Product or (ii) any Third Party trade name, service mark, logo or trademark by the use of Product Trademark(s). In the event that GENE is a named Party in any such defense, Amgen shall seek and reasonably consider GENE’s comment before determining the strategy of such defense. If necessary, GENE will assist and cooperate with Amgen in any such defense (at Amgen’s expense with respect to external costs and expenses incurred by GENE).

9.10	Infringement Expenses. Amgen, in bringing or defending a suit against infringers under Sections 9.7 and 9.8 and defending a suit pursuant to Section 9.9, shall be entitled to charge all external costs, fees and expenses (including attorneys’ fees of outside counsel) incurred by such Party to carry out the activities described in Sections 9.7-9.9 as a Development Cost if incurred during Development and, if GENE elects to share profits pursuant to Section 6.2, to the extent such costs, expenses and fees pertain to such activities in the U.S. and/or Canada (as appropriate) as a Commercialization Expense. Each Party shall bear its own internal costs and expenses incurred in carrying out the activities described in Sections 9.7-9.9. Recoveries from any such legal actions pursuant to Sections 9.7 and 9.8 with respect to any infringing activities by Third Parties in the United States and Canada (as appropriate) shall be credited to the Product Contribution for purposes of dividing the Product Contribution pursuant to Sections 6.8 hereof. In addition, any payment that either or both Parties are obliged to make on past and/or future sales of Product(s) in the United States and Canada (as appropriate) as a result of a settlement or judgment in any such legal actions pursuant to Section 9.9 shall be treated as a Commercialization Expense. Other than as set forth in the preceding sentence, Amgen shall be entitled to apply any portion of any payments for damages or settlement which Amgen is obliged to pay as a result of a settlement or judgment in any such legal actions pursuant to Section 9.9.b.(i) against GENE’s Baseline Royalty in accordance with Section 8.7, solely to the extent that such payments are determined by a court of competent jurisdiction to be attributable to license fees, milestone payments, royalties and/or other licensing payments. To the extent such payments are a lump sum, Amgen may amortize any such payments over such a period of time so as not to reduce GENE’s Baseline Royalty to less than ***** until GENE’s portion of such payments is paid in full to Amgen but not to extend beyond the Royalty Term.

9.11	Third Party Licenses. Amgen shall have final decision making authority with respect to determining whether to enter into any agreement it (in its sole discretion) deems necessary for a license or other rights or to incur an obligation for any Third Party payments for a license to any Third Party of Patent Rights and other intellectual property rights necessary or useful to make, have made, use, sell, offer to sell, import, export or otherwise transfer physical possession of or otherwise transfer title in Products in the Field of Use in the Territory.

9.12	Waiver. GENE, on behalf of itself and its directors, employees, officers, shareholders, agents, successors and assigns hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity, of any kind it or they may have against Amgen, its directors, employees, officers, shareholders, agents, successors and assigns which may arise in any way in the performance of its rights or obligations under Sections 9.4, 9.5, 9.7, 9.8 and 9.9, except as a result of Amgen’s gross negligence, recklessness or willful misconduct.

ARTICLE 10

PAYMENTS; RECORDS; AUDIT

10.1	Payment; Reports. Beginning with ***** the First Commercial Sale of the first Product occurs until the expiration of Amgen’s obligation to pay royalties, royalty payments and reports of the sale of Products for each ***** will be calculated and delivered to GENE under this Agreement within ***** days of the end of each such *****, unless otherwise specifically provided herein. Each payment of royalties will be made by wire transfer of immediately available funds to such bank account as may be designated in writing by GENE to Amgen and followed up with a report of Net Sales of Products in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation and on a country-by-country basis, the number of Products sold, the gross sales and Net Sales of Products, the royalties payable (in U.S. dollars), the method used to calculate the royalty and the exchange rates used. Amgen will keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit GENE to confirm the accuracy of all payments due hereunder.

10.2	Exchange Rate. All payments hereunder will be payable in U.S. dollars. With respect to each *****, for countries other than the United States, whenever conversion of payments from any foreign currency will be required, such conversion will be made at the rate of exchange at the close of business on the 25th day (or the next business day thereafter) of each month in the ***** (or such other day as Amgen subsequently uses in consolidating its corporate accounts) for that particular month’s Net Sales, as reported in Bloomberg Professional (a service of Bloomberg L.P.), or in the event Bloomberg Professional is not available then The Wall Street Journal, for the currency of the country in which the sale is made.

10.3	Tax Withholding. If laws, rules or regulations require withholding of income taxes or other taxes, assessments and/or imposed upon payments set forth in Article 8, Amgen will make such withholding payments as required and will subtract such withholding payments from the payments set forth in Article 8. Amgen will promptly submit proof of payment of the withholding taxes to GENE in a form sufficient to permit GENE to document such tax withholding for purposes of claiming foreign tax credits and similar benefits.

10.4	Blocked Currency. With respect to receipt of a foreign currency for sales of Products, if Amgen or its Affiliates are unable to convert such foreign currency into United States Dollars for reasons beyond their respective control, or are restricted by law or regulation from remitting funds from any country of sale, Amgen shall promptly notify GENE and cause such payment to be made by deposit to the credit and account of GENE (or their respective nominee(s)) in any commercial bank designated by GENE in the applicable country or if none is designated by GENE within thirty (30) days of such notice from Amgen, in a recognized banking institution selected by Amgen and identified in a written notice to GENE. Amgen shall promptly deliver to GENE proper evidence of such deposit.

10.5	Audits. Each Party will keep complete and accurate records pertaining to, with respect to Amgen, (i) the sale or other disposition of Products including payments pursuant to the Product Contribution, (ii) Development Costs and (iii) Detailing Costs, and with respect to GENE, (i) the number of FTEs actually engaged in activities under the Research Program, (ii) Development Costs and (iii) Detailing Costs, in each case in sufficient detail to permit the other Party to confirm the accuracy of all payments due hereunder, and such records will be open to inspection for ***** years following the end of the period to which they pertain. Not more than once per year, each Party will have the right, upon at least ***** business days’ prior written notice, to cause an independent, certified public accountant reasonably acceptable to the other Party to audit such records to confirm such payments and associated costs therewith for a period covering not more than the preceding ***** years, such audit to be conducted during normal working hours on any business day. Such audit may take place no more than ***** during usual business hours for the sole purpose of and only to the extent necessary to verify the completeness and accuracy of the records and payments made under this Agreement. The independent certified public accountant(s) shall keep confidential any information obtained during such inspection and shall report to the Party conducting the audit (the “Auditing Party”) only the amount of payment due and payable related to the subject matter of the audit, but may include, in the event the accountant shall be unable to verify the correctness of any or all of such payment, the unverifiable amount of such payment and information relating to why any or all of such payment is unverifiable. The Party being audited (the “Audited Party”) shall receive a copy of each such report concurrently with receipt by the Auditing Party. The Auditing Party shall pay the fees and expenses of the accountant engaged to perform the audit, unless such audit reveals a net discrepancy of ***** or more for the period examined which is to the disadvantage of the Auditing Party, in which case the Audited Party shall pay such fees and expenses and any other payment due within thirty (30) days following the completion of such audit; provided however, that any estimates of revenues, costs, fees or expenses later reconciled to actuals shall not count toward such discrepancy. Upon the expiration of ***** years following the end of any particular Calendar Year, the calculation of any such amounts payable with respect to such particular Calendar Year shall be binding and conclusive upon the Auditing Party, and the Audited Party (and its Affiliates in the case of Amgen) shall be released from any liability or accountability with respect to such amounts for such Calendar Year, other than any liability related to fraudulent records or records fraudulently withheld by the Audited Party (and its Affiliates in the case of Amgen).

10.6	Confidentiality. Each Party shall treat all financial information subject to review under Article 8 as the other Party’s Confidential Information. Both Parties shall cause their respective accounting firm to be bound to obligations of confidentiality at least as restrictive as such Party’s obligations of confidentiality in this Agreement.

ARTICLE 11

PUBLICATIONS

11.1	Publications.

a.	The Parties hereby acknowledge the publication rights granted pursuant to the *****. Amgen agrees that as between the Parties, GENE shall have the sole right to publish the identification of the ***** with the consultation of Amgen; provided however, GENE shall use its best efforts to prevent the publication of such results in a manner which would jeopardize Amgen’s proprietary position in the Research Field such as *****.

b.	Amgen shall have the sole right to publish the results of any and all pre-clinical and clinical studies of Products without the consultation of GENE, subject to its confidentiality obligations under Article 12.

c.	Subject to Section 11.2.a. below, both Parties shall have the right to publish scientific results and other related Information of any and all work conducted during the Research Program related to the Research Field, excluding the results of pre-clinical studies of Products, which are publishable pursuant to Section 11.1.b.

d.	Subject to Section 11.2.b. below, each Party shall have the sole right to publish their respective Program Know-How not related to the Research Field.

11.2	Procedure.

a.	For purposes of publication pursuant to Section 11.1.c. above, neither Party will publish without the prior review and written approval of *****. Each Party will submit to ***** any paper proposed for publication by such Party that relates to both the Research Program and to the Research Field, including oral presentations and abstracts. Before any such paper is submitted for publication or an oral presentation is made, the Party publishing or presenting will deliver a complete copy of the paper or abstract or materials for oral presentation to ***** at least ***** days prior to submitting the paper to a publisher or making the presentation. Notwithstanding the prior written approval of ***** to publish, upon the request of the other Party, the publishing Party will delete references to the other Party’s Confidential Information in any such paper, materials and abstracts and agrees to withhold publication of same for an additional ***** days in order to permit the Parties to obtain patent protection, if either of the Parties deems it necessary, in accordance with the terms of this Agreement.

b.	For purposes of publication pursuant to Section 11.1.d. above, each Party will have the right to review any paper proposed for publication by the other Party that relates to the other Party’s Program Know-How not related to the Research Field, including oral presentations and abstracts. Before any such paper is submitted for publication or an oral presentation is made, the Party publishing or presenting will deliver a complete copy of the paper or abstract or materials for oral presentation to the other Party at least ***** days prior to submitting the paper to a publisher or making the presentation. The other Party will review any such paper and give its comments to the publishing Party within ***** days after the delivery of such paper to the other Party. Amgen may request, and GENE shall comply with such request, that any such publication or oral presentation of GENE is delayed, modified or withheld if it reasonably considers that such publication or oral presentation would be detrimental to Patent Rights or would have other detrimental consequences on the Development or Commercialization of any Product. With respect to oral presentation materials and abstracts, the other Party will make reasonable efforts to expedite review of such materials and abstracts, and will return such items as soon as practicable to the presenting Party with appropriate comments, if any, but in no event later than ***** days after the delivery to the other Party. The publishing Party will comply with the other Party’s request to delete references to the other Party’s Confidential Information in any such paper, materials and abstracts and agrees to withhold publication of same for an additional ***** days in order to permit the Parties to obtain patent protection, if either of the Parties deems it necessary, in accordance with the terms of this Agreement.

11.3	Acknowledgment. Any such publication or presentation subject to Sections 11.1 and 11.2 will include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgment, as may be appropriate.

ARTICLE 12

CONFIDENTIALITY

12.1	Treatment of Confidential Information. The Parties agree that during the Term, and for a period of five (5) years after this Agreement expires or terminates, with respect to the other Party’s Confidential Information, each Party shall (a) maintain in confidence such Confidential Information to the same extent such Party maintains its own confidential or proprietary information or trade secrets of similar kind and value (but at a minimum each Party shall use reasonable best efforts to maintain such Confidential Information in confidence); (b) not disclose such Confidential Information to any Third Party without prior written consent of the other Party, except for disclosures to its Affiliates and, pursuant to Section 17.7, to authorized subcontractors who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 12; and (c) not use such Confidential Information for any purpose except those purposes permitted by this Agreement. Neither Party shall knowingly disclose to the other Party any Third Party information or know-how that such Party does not have the legal right to disclose to the other Party and/or has a contractual obligation not to disclose to the other Party.

12.2	Authorized Disclosure. Notwithstanding any other provision of this Agreement, unless otherwise specified below, each Party may disclose Confidential Information of the other Party:

a.	to the extent and to the persons and entities as required by an applicable law, rule, regulation, legal process, court order or the rules of the National Association of Securities Dealers or of a Regulatory Authority;

b.	as necessary to file, prosecute or defend those patent applications or patents for which such Party has the right to assume filing, prosecution, defense or maintenance, pursuant to Section 9.4 of this Agreement;

c.	to prosecute or defend litigation or otherwise establish rights or enforce obligations pursuant to its rights under this Agreement, but only to the extent that any such disclosure is necessary;

d.	(solely with respect to Amgen) in the event of a recall of a Product; or

e.	to such Party’s employees, consultants and agents who have a need to know and who have an obligation to treat such information as confidential.

The Party required or intending to disclose the other Party’s Confidential Information under Section 12.2.c. shall first have given prompt notice to such other Party to enable it to seek any available exemptions from or limitations on such disclosure requirement and shall reasonably cooperate in such efforts by the other Party.

12.3	Publicity; Terms of Agreement. The Parties agree that the existence of and the material terms of this Agreement shall be considered Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 12.3 (in lieu of the authorized disclosure provisions set forth in Section 12.2, to the extent of any conflict) and without limiting the generality of the definition of Confidential Information. The Parties will mutually agree on the text of a press release announcing the execution of this Agreement. Thereafter, if either Party desires to make a public announcement concerning this Agreement or the terms hereof, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld or delayed. With respect to GENE’s public announcement of the achievement of each of the milestones set forth in Section 8.9, GENE shall make such announcement within ***** working days of the achievement of such milestone as determined in accordance with the provisions of this Agreement. A Party shall not be required to seek the permission of the other Party to repeat any information as to the terms of this Agreement that has already been publicly disclosed by such Party in accordance with the foregoing or by the other Party. Either Party may disclose the terms of this Agreement to potential investors who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Agreement. The Parties acknowledge that Amgen and/or GENE may be obligated to file a copy of this Agreement and/or the Stock Purchase Agreement with the U.S. Securities and Exchange Commission with its next quarterly report on Form 10-Q, an annual report on Form 10-K or a current report on Form 8-K or with any registration statement filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and each such Party shall be entitled to make such filing, provided however, that it requests confidential treatment of the more sensitive terms hereof to the extent such confidential treatment is reasonably available to the filing Party under the circumstances then prevailing. In the event of any such filing, the filing Party will provide the non-filing Party with an advance copy of this Agreement or the Stock Purchase Agreement marked to show provisions for which the filing Party intends to seek confidential treatment, and the filing Party shall reasonably consider the non-filing Party’s timely comments thereon.

12.4	Prohibition on Solicitation. Without the written consent of the other Party, neither Party nor its Affiliates shall, during the term of this Agreement or for a period of one year following the expiration or termination of this Agreement, solicit (directly or indirectly) any person who was employed by such Party or its Affiliates and participated in the Research Program at any time during the term of this Agreement. This provision shall not restrict either Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates.

ARTICLE 13

INDEMNIFICATION

13.1	Indemnification by Amgen. Except for claims defended pursuant to Section 9.10, Amgen hereby agrees to defend, hold harmless and indemnify (collectively “Indemnify” or “Indemnified”) GENE and its agents, directors, officers and employees (the “GENE Indemnitees”) from and against any and all Losses resulting directly or indirectly from any Third Party (which, for the avoidance of doubt, shall exclude employees, agents or independent contractors of Amgen and/or GENE) claims, suits, actions or demands arising out of (a) any of Amgen’s representations and warranties set forth in this Agreement being untrue in any material respect when made; (b) any material breach or material default by Amgen of its covenants and obligations under this Agreement; (c) Amgen’s negligence or intentional misconduct (or the negligence or intentional misconduct of any agent, independent contractor, Third Party engaged by Amgen, Affiliate or sublicensee of Amgen) in carrying out its activities set forth in the Research Plan and in Developing and Commercializing Product(s); and (d) the Development, manufacture, import, use or sale of any Product(s) by Amgen or any Affiliate, sublicensee, distributor or agent of Amgen, but excluding any Product(s) for which GENE shall have elected to contribute to any Development Costs pursuant to Sections 4.2, 4.3, 4.4 and 4.5 or share profits pursuant to Section 6.2.

13.2	Indemnification by GENE. GENE hereby agrees to Indemnify Amgen and its Affiliates, agents, directors, officers and employees (the “Amgen Indemnitees”) from and against any and all Losses resulting directly or indirectly from any Third Party (which, for the avoidance of doubt, shall exclude employees, agents or independent contractors of Amgen and/or GENE) claims, suits, actions or demands arising out of (a) any of GENE’s representations and warranties set forth in this Agreement being untrue in any material respect when made; (b) any material breach or material default by GENE of its covenants and obligations under this Agreement; (c) GENE’s negligence or intentional misconduct (or the negligence or intentional misconduct of any agent, independent contractor, Third Party engaged by GENE or Affiliate of GENE) in carrying out its activities set forth in the Research Plan and in Co-Detailing Product(s); and (d) the development, manufacture, import, use or sale of any product(s) related to Diagnostic Uses by GENE or any Affiliate, sublicensee, distributor or agent of GENE.

13.3	Indemnification Procedure. To be eligible to be so Indemnified as described in Section 13.1 or Section 13.2 above, each of the GENE Indemnitees or Amgen Indemnitees, as the case may be (the “Indemnitee(s)”), seeking to be Indemnified, shall provide the Party required to Indemnify the Indemnitee(s) (the “Indemnifying Party”) with prompt notice of any claim (with a description of the claim and the nature and amount of any such Loss) giving rise to the indemnification obligation pursuant to Section 13.1 or Section 13.2, as the case may be, and the exclusive ability to defend such claim but for the differing interests exception set forth below (with the reasonable cooperation of Indemnitee(s)); provided however, that the failure to provide notice shall not relieve the Indemnifying Party of its obligations except to the extent any failure by the Indemnitee(s) to deliver prompt notice shall have been prejudicial to its ability to defend such action. Each Indemnitee(s) shall have the right to retain its own counsel, at its own expense, if representation of the counsel of the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee(s) and the Indemnifying Party. Neither the Indemnitee(s) nor the Indemnifying Party shall settle or consent to the entry of any judgment with respect to any claim for Losses for which indemnification is sought, without the prior written consent of the other Party (not to be unreasonably withheld); provided however, the Indemnifying Party shall have the right to settle or compromise any claim for Losses without such prior written consent if the settlement or compromise provides for an unconditional release of the Indemnitee(s). The Indemnifying Party’s obligation to Indemnify the Indemnitee(s) pursuant to this Section 13.3 shall not apply to the extent of any Losses (i) that arise from the negligence or intentional misconduct of any Indemnitee (including but not limited to, in the case of GENE Indemnitees, those Losses arising from Research Plan activities and the Co-Detailing of Product(s) by GENE, or, in the case of Amgen Indemnitees, those Losses arising from Research Plan activities and the Development or Commercialization of Product(s) by Amgen); or (ii) that, in the case of GENE Indemnitees, arise from the breach by GENE or, in the case of Amgen Indemnitees, arise from the breach by Amgen, of any representation, warranty, covenant or obligation under this Agreement; or (iii) that arise from the failure of the Indemnitee(s) to take reasonable action to mitigate any Losses.

13.4	Insurance. Within thirty (30) days after the Effective Date, each Party shall at its own expense procure and maintain during the term of this Agreement insurance adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated. Amgen may self-insure all or part of such insurance. GENE may self-insure part of any such insurance; provided however, that GENE shall at all times maintain the following minimum Third Party insurance coverage:

Type of Coverage	Amount (Aggregate)
Commercial General Liability Insurance	$2,000,000.00

Excess Liability Insurance	$1,000,000.00

Worker’s Compensation	Statutory Limits

Employer’s Liability	$1,000,000.00

The Parties hereby agree to negotiate in good faith the amount of product liability insurance that GENE shall maintain in the event that GENE elects to Co-Detail pursuant to Section 6.3. Each insurance policy required by and procured by a Party under this Section 13.4 shall name the other Party as an additional insured except for

Worker’s Compensation. Such insurance shall not be construed to create a limit of the insuring Party’s liability with respect to its indemnification obligations under this Article 13. Each Party shall provide the other Party with a certificate of insurance or other evidence of such insurance and/or self-insurance, upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or a material change in such insurance or self-insurance, which materially adversely affects the rights of the other Party hereunder. An Indemnifying Party’s insurance shall be primary and non-contributing.

13.5.	Pre-Effective Date Losses. In connection with this Agreement, Amgen shall not assume or be liable for any Losses resulting from or arising in connection with the activities of GENE (or any agent, independent contractor or Third Party engaged by GENE) relating to Research Field on or prior to the Effective Date.

13.6	Limitation of Liability. NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE INCURRED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO DAMAGES MEASURING LOST PROFITS OR BUSINESS OPPORTUNITIES.

ARTICLE 14

REPRESENTATIONS AND WARRANTIES

14.1	Mutual Representations and Warranties. Each Party represents and warrants to the other that:

a.	it is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and has full power and authority to enter into this Agreement and to carry out the provisions hereof;

b.	the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Party, and the person executing this Agreement on behalf of each Party has been duly authorized to do so by requisite corporate action;

c.	the execution and delivery of this Agreement and the performance of the transactions contemplated hereby will not violate such Party’s corporate charter, bylaws or any other organizational document, other contractual obligations (express or implied) it has or may have, or any judgment of any court or governmental body applicable to such Party or its properties or, to such Party’s knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Party or its properties, in each case, which violation, individually or in the aggregate, would reasonably likely have a materially adverse effect on its business or financial condition or its ability to perform its obligations hereunder;

d.	the execution and delivery of this Agreement does not and will not require any consent or approval of any governmental entity or person;

e.	this Agreement is a legally binding obligation of such Party and enforceable against such Party according to its terms; except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition law, penalties and jurisdictional issues including conflicts of law); and

f.	except as disclosed in any documents filed with the Securities and Exchange Commission pursuant to the Exchange Act as of the Effective Date, such Party is not aware of any facts or circumstances, individually or in the aggregate, which would be reasonably expected to have a material adverse effect on such Party’s ability to perform its obligations under this Agreement.

14.2	Mutual Covenants. Each Party covenants to the other that:

a.	all activities conducted by that Party under the Research Program will comply in all material respects with all applicable government laws, regulations and guidelines, including those relating to work with recombinant DNA;

b.	it shall not enter into any collaboration with, or render services for, a Third Party whereby such collaboration or services with or for such Third Party will negatively impact the timely accomplishment of the goals and objectives of the Research Program; and

c.	it shall not knowingly misappropriate the trade secret of a Third Party in connection with the performance of its activities under the Research Program.

14.3	Additional Representations, Warranties and Covenants of GENE.

a.	As of the Effective Date, GENE has provided Amgen with all Material Information (as defined below) which is necessary for Amgen to decide the merits of entering into this Agreement, including without limitation, all Material Information relating to the representations and warranties of this Section 14.3 and all Material Information concerning the ***** and GENE’s efforts to date in identifying and characterizing the *****, and all such provided Material Information is, to the best knowledge of GENE, true in all material respects. For purposes of this Section 14.3, the term “Material Information” means all information required to make the disclosed information substantially complete and not misleading which is in GENE’s possession and control and which GENE is permitted to share with Amgen without violating the terms of any agreement between GENE and any Third Party.

b.	As of the Effective Date, and with respect to Material Information as defined in Section 14.3.a. above, GENE is not aware of any Third Party information that it has not disclosed to Amgen that would materially affect Amgen’s decision regarding the merits of entering into this Agreement.

c.	As of the Effective Date, GENE has sufficient legal and/or beneficial title and ownership under, or sufficient rights to use and license, the GENE *****, GENE ***** , GENE Background Patent Rights and GENE Background Know-How as is necessary to fulfill its obligations under this Agreement and to grant the licenses to Amgen pursuant to this Agreement. As of the Effective Date GENE has not granted, and shall not during the term of this Agreement, grant any right, license, covenant, consent or privilege to any Third Party or otherwise undertake any action, either directly or indirectly, which would conflict in a material respect with the rights granted to Amgen or interfere in any material respect with any obligations of GENE set forth in this Agreement.

d.	GENE *****, GENE ***** GENE of *****.

e.	GENE has maintained and shall maintain and keep in full force and effect all agreements (including license agreements, e.g. *****) and filings (including patent filings) necessary to perform its obligations hereunder. GENE (i) shall not consent to any termination, modification, amendment or waiver of any of its rights under ***** that may materially and adversely affect Amgen’s rights under this Agreement, without first obtaining Amgen’s prior written consent, which, with respect to matters not related to the Research Field, such consent shall not be reasonably withheld or delayed, (ii) has not and will not take or fail to take any action that may lead to the termination, modification, amendment or waiver of its rights under ***** that would materially and adversely affect Amgen’s rights under this Agreement, and (iii) has and will take all necessary actions, including without limitation payment of all fees to timely exercise its option with respect to the subject matter of this Agreement under *****. As of the Effective Date, GENE has not received any notice of default, and, to the best of its knowledge, is not in default of its obligations under *****.

f.	As of the Effective Date, there is no pending or, to the best knowledge of GENE, threatened litigation, and GENE has not received any communication which alleges that GENE’s activities with respect to the ***** or proposed activities under this Agreement would infringe or misappropriate any intellectual property rights of any Third Party.

g.	GENE has disclosed to Amgen all Material Information (as defined above) of which GENE is aware and which GENE reasonably believes to be material to the validity of the GENE *****. Exhibit 2 contains the complete list of GENE ***** as of the Effective Date.

h.	GENE has provided Amgen with a ***** GENE *****.

i.	GENE covenants that during the term of this Agreement GENE shall work exclusively with Amgen regarding the Research Field.

14.4	Disclaimer of Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE PATENT RIGHTS LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. Nothing in this Agreement shall be construed as a representation or warranty by either Party that any Product Developed or Commercialized is or will be effective, valuable, safe, non-toxic or patentable.

ARTICLE 15

TERM AND TERMINATION

15.1	Term. This Agreement shall become effective on the Effective Date and shall remain in full force and effect, unless earlier terminated pursuant to this Article 15, until such time as Amgen provides written notice to GENE that it no longer (i) intends to Develop or Commercialize Products or (ii) is Developing or Commercializing Products.

15.2	Termination by Amgen.

a.	If the ***** has not been identified, as that research milestone is defined in Section 8.4.a., on or before ***** months from the Effective Date, Amgen may, at its option, provide written notice of termination to GENE at any time thereafter until such time as the ***** is identified or Amgen elects to advance the Research Program to the ***** of the Research Plan pursuant to Section 8.4.a., and the Agreement shall automatically terminate ***** days after such prior written notice of termination is provided to GENE.

b.	At any time after the ***** has been identified, Amgen shall have the right, in its sole discretion, to terminate this Agreement by providing ***** days prior written notice of termination to GENE.

c.	The effects of any such termination under this Section 15.2 will occur in accordance with Section 15.6.

15.3	Termination for Default.

a.	In the event any material representation or warranty made hereunder by either Party shall have been untrue in any material respect (“Representation Default”), or upon any material breach or material default of a material obligation under this Agreement a Party (“Performance Default”), the Party not in default (“Non-Defaulting Party”) must first give the other Party (“Defaulting Party”) written notice thereof (“Notice of Default”), which notice must state the nature of the Representation Default or Performance Default in reasonable detail and must request that the Defaulting Party cure such Representation Default or Performance Default within ***** days. During any such ***** after receipt or delivery of a Notice of Default under this Section 15.3.a. for which termination of this Agreement is a remedy under Sections 15.3.b. and 15.3.c., all of the Party’s respective rights and obligations under the affected parts of this Agreement, including but not limited to Development, manufacture and Commercialization, shall (to the extent applicable) remain in force and effect. If the Defaulting Party shall dispute the existence, extent or nature of any default set forth in a Notice of Default, the Parties shall use good faith efforts to resolve the dispute in accordance with Sections 2.4 and 2.5.

b.

GENE Default. In the event of a Performance Default by GENE that shall not have been cured within the period set forth in Section 15.3.a. above after receipt of a Notice of Default, Amgen may, at its option, but in lieu of any right to terminate this Agreement, exercise the rights set forth in Section 15.4 upon prior written notice to GENE. In the event of a Representation Default by GENE that shall not have been cured within the period set forth in Section 15.3.a. above after receipt of a Notice of Default, Amgen may, at its option, terminate this Agreement upon sixty (60) days prior written notice to GENE and, in addition to any other remedies which may be available at law or equity, Amgen shall have the right to (i) receive a refund of any upfront and milestone payments made to GENE and rescind any purchases of GENE common stock pursuant to the Stock Purchase Agreement at a price per share equal to the price paid by Amgen pursuant to Section 2.2 of said Stock Purchase Agreement, each with respect to a representation(s) other than the representations set forth in subparts a., c., e. and h. of Section 14.3, provided however, that Amgen shall have provided such Notice of Default within eighteen (18) months after the Effective Date or before the identification of the *****, whichever is later; (ii) receive a refund of all money paid to GENE and rescind any purchases of GENE common stock pursuant to the Stock Purchase Agreement at a price per share equal to the price paid by Amgen pursuant to Section 2.2 of said Stock Purchase Agreement, each with respect to a representation(s) set forth in subpart a. of Section 14.3, provided however, that Amgen shall have provided such Notice of Default within eighteen (18) months after the Effective Date or before the identification of the *****, whichever is later; and (iii) receive a refund of all money paid to GENE and rescind any purchases of GENE common stock pursuant to the Stock Purchase Agreement at a price per share equal to the price paid by Amgen pursuant to Section 2.2 of said

Stock Purchase Agreement, each with respect to a representation(s) set forth in subparts c., e. and h. of Section 14.3 (which shall not be subject to any time restriction). The effects of such termination will occur in accordance with Section 15.6.

c.	Amgen Default. In the event of a Representation Default by Amgen that shall not have been cured within the period set forth in Section 15.3.a. above after receipt of a Notice of Default, GENE, at its option, may terminate this Agreement upon sixty (60) days prior written notice to Amgen. In the event that any Performance Default by Amgen arises out of (i) Amgen’s obligations to pay fees, milestone payments or royalties hereunder; (ii) Amgen’s failure to meet its obligations with respect to Commercially Reasonable Efforts under Sections 3.2, 4.1 or 6.1; (iii) subject to Section 9.12, Amgen’s willful failure to prepare, file, prosecute, maintain and defend GENE *****, GENE Program Patent Rights related to the Research Field and Joint Patent Rights for which Amgen exercises its rights pursuant to Section 9.4.a. and which Patent Rights are not subject to Section 9.4.d.; or (iv) subject to Section 9.12, Amgen’s willful failure to defend any actual, alleged or threatened claim or action which names GENE pursuant to Section 9.9.b, that in each case shall not have been cured within the period set forth in Section 15.3.a. above after receipt of a Notice of Default, GENE, at its option, may terminate this Agreement upon ***** prior written notice to Amgen. The effects of such termination will occur in accordance with Section 15.6. In the event of a Performance Default by Amgen other than regarding subsections (i) through (iv) of this Section 15.3.c. that shall not have been cured within the period set forth in Section 15.3.a. above after receipt of a Notice of Default, GENE shall only be entitled to seek legal remedies, but shall not be entitled to terminate or seek termination of this Agreement, and all of Amgen’s rights and obligations under this Agreement shall remain in full force and effect.

15.4	Effects of GENE Default. In addition to any other remedies which may be available at law or equity, but not the right to terminate or seek termination of this Agreement, upon any uncured Performance Default by GENE under Section 15.3(b), the following rights and obligations of the Parties shall apply:

a.	In the event that such uncured Performance Default arises out of GENE’s obligation to conduct the Research Program, (i) GENE’s rights and obligations to participate in the Research Program pursuant to Articles 2 and 3 (including GENE’s rights to participate in the Joint Research Committee and Joint Steering Committee to the extent that the JSC shall no longer have any oversight responsibility with respect to the Research Program) shall terminate, (ii) Amgen shall have the sole right and responsibility for all aspects of the Research Program going forward, and (iii) Amgen’s obligations to fund GENE FTEs pursuant to Section 8.2 and pay GENE research milestone payments pursuant to Section 8.4 shall terminate.

b.	In the event that such uncured Performance Default arises out of GENE’s obligation to participate in Co-Detailing any Product, GENE’s right to Co-Detail such Product pursuant to Sections 6.3 and 6.4 (including its right to participate in the Joint Sales and Marketing Committee) shall terminate.

c.	In the event that such uncured Performance Default arises out of GENE’s failure to pay its share of Development Costs pursuant to Section 4.9, GENE’s right to a Development Contribution Royalty under Section 8.6.b. shall terminate (but not its right to a Baseline Royalty under Section 8.6.a.). In addition, GENE’s rights and obligations to contribute to Development Costs pursuant to Article 4 (including GENE’s right to participate in the Joint Development Committee), GENE’s right to share profits pursuant to Sections 6.5, 6.6, 6.7 and 6.8 and GENE’s right to Co-Detail pursuant to Sections 6.3 and 6.4 shall terminate.

d.	In the event that such uncured Performance Default arises out of GENE’s failure to pay its share of Product Contribution pursuant to Section 6.8, GENE’s right to share profits pursuant to Sections 6.5, 6.6, 6.7 and 6.8 shall terminate and GENE shall have no right to any royalty payments pursuant to Sections 8.6.a and 8.6.b with respect to the United States and/or Canada (as appropriate).

15.5	Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by GENE are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Amgen shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against GENE under the U.S. Bankruptcy Code, Amgen shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property and all embodiments of such intellectual property, and same, if not already in Amgen’s possession, shall be promptly delivered to Amgen (i) upon any such commencement of a bankruptcy proceeding, upon Amgen’s written request therefor, unless Gene (or a trustee on behalf of GENE) elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of GENE, upon written request therefor by Amgen.

15.6	Effects of Termination. In addition to any other remedies which may be available at law or equity, upon termination of this Agreement under Section 15.2, Section 15.3.b. (except as specifically provided in Section 15.4) or Section 15.3.c., the following rights and obligations of the Parties shall apply:

a.

In the event that Amgen terminates this Agreement (i) at any time as a consequence of an uncured Representation Default by GENE or (ii) in the event that GENE terminates this Agreement as a consequence of an uncured Performance Default by Amgen in accordance with Section 15.3.c. or Amgen terminates this Agreement in accordance with Sections 15.2.a or 15.2.b, which termination in any case occurs prior to the administration by Amgen of any Product to human subjects under a Phase I Study (the “Phase I Study Initiation”), the license granted by Amgen under Section 9.2.a. to GENE shall terminate.

b.	In the event that GENE terminates this Agreement as a consequence of an uncured Performance Default by Amgen in accordance with Section 15.3.c. or Amgen terminates this Agreement in accordance with Section15.2.b, which termination in any case occurs after Phase I Study Initiation has occurred and no serious adverse events have been reported to Amgen, GENE may notify Amgen in writing, within thirty (30) days following any such termination, of its desire to obtain an exclusive (even as to Amgen), worldwide, royalty-bearing license, with a right to sublicense, under the Amgen Technology to make, use or sell only Product which is identified as the clinical candidate in the applicable IND. Notwithstanding the above, Amgen shall be under no obligation to license to GENE *****.

c.	Should GENE so notify Amgen pursuant to Section 15.6.b. above, the parties will negotiate in good faith commercially reasonable terms for such license for up to ***** based upon terms and conditions applicable to a product for a similar use and of similar market potential at a similar stage in its product life as that of such Product, taking into account efficacy, the competitiveness of alternative Third Party products and product candidates in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors of patent rights and other relevant factors including the investment made by Amgen in the research, Development and Commercialization of such Product (as applicable) and, in the event that GENE terminates pursuant to Section 15.3.c., the Performance Default of Amgen giving rise to such termination. Such terms shall include, without limitation, the transfer by Amgen to GENE of material aspects of Amgen Information relating to preclinical studies and clinical trials of such clinical candidate, rights to all Regulatory Filings and Regulatory Approvals with respect to such clinical candidate and all drug dossiers and master files with respect thereto, Third Party licenses and manufacturing agreements related to the Product (as limited in subpart b. above), to the extent permissible, and, to the extent applicable, Product (as limited in subpart b. above) manufactured by Amgen for a reasonable period of time, for all of which Amgen will be reasonably compensated. If the Parties are unable to agree upon such terms within said ***** in the event that (i) Amgen terminates pursuant to Section 15.2.b., Amgen shall be free to dispose of such rights; provided however, that the terms offered by Amgen to any Third Party shall not be more favorable to such Third Party than the terms last offered by Amgen to GENE and rejected by GENE unless such more favorable terms are first offered to GENE, and GENE fails to accept such offer within thirty (30) days; or (ii) GENE terminates pursuant to Section 15.3.c., Amgen shall have no right to license such rights to any Third Party.

d.	Amgen shall within ***** days destroy (and provide GENE with a certification of such destruction signed by an officer of Amgen) all of GENE’s Confidential Information (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and Materials, and shall provide GENE with certification by an officer of Amgen that all such Confidential Information and Materials have been destroyed or returned to Amgen, as appropriate.

e.	In the event that (i) GENE does not notify Amgen of its desire to obtain a license pursuant to Section 15.6.b.; or (ii) the parties are unable to agree upon the terms of such license pursuant to Section 15.6.c, GENE shall, within ***** days of the occurrence of either of such events in (i) or (ii) above, destroy (and provide Amgen with a certification of such destruction signed by and officer of GENE) all of Amgen’s Confidential Information (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and Materials, and shall provide Amgen with certification by an officer of GENE that all such Confidential Information and Materials have been destroyed or returned to Amgen, as appropriate.

f.	The Parties shall immediately conduct a final accounting to reconcile and calculate Development Costs in accordance with Section 4.9 and/or Product Contribution in accordance with Section 6.8.

g.	The following provisions shall remain in full force and effect after the expiration or termination of this Agreement: Article 1, Section 5.1 (unless negotiated otherwise between the Parties pursuant to subpart c. above), Article 8 (only with respect to payments due by Amgen at the time of termination), Section 9.1, Section 9.4 (with respect to Joint Patent Rights), Section 9.5, Section 9.7 (with respect to Joint Patent Rights and Joint Know-How), Section 9.8, Section 9.9 (with respect to GENE, only such claims or actions relating to matters prior to termination in which GENE is also named), Section 9.12, Article 10 (only with respect to accrued rights pursuant to Section 15.7), Article 12, Article 13, Article 14 (subject to the time restrictions set forth in Section 15.3.b), Article 15 and Article 17.

h.	Except as expressly set forth in this Section 15.6, all other rights and obligations shall terminate.

15.7	Accrued Rights. Termination, relinquishment or expiration of this Agreement for any reason in accordance with this Article 15 shall be without prejudice to any rights which shall have accrued to the benefit of either Party or any liability incurred by either Party prior to the effective date of such termination, relinquishment or expiration and shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

ARTICLE 16

CHANGE OF CONTROL

16.1	Change of Control. If GENE enters into or proposes to enter into a transaction which will result in a Change of Control of GENE during the term of this Agreement, GENE may notify Amgen of such transaction at any time prior to entering into such transaction and if GENE does not notify Amgen of such transaction prior to entering into it, GENE shall promptly notify Amgen of such transaction upon entering into it. Within ***** of such notice, Amgen shall have the right to send written notice terminating (i) GENE’s rights and obligations to participate in the Research Program pursuant to Articles 2 and 3 (including GENE’s rights to participate in the Joint Research Committee and Joint Steering Committee and Amgen’s obligation to fund GENE FTEs pursuant to Section 8.2) and Amgen shall have the sole right and responsibility for all aspects of the Research Program going forward; (ii) GENE’s rights and obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 (including its right to participate in the Joint Development Committee); (iii) if Amgen exercises its termination right prior to or during the notice period set forth in Section 6.2, GENE’s right to share profits pursuant to Sections 6.5, 6.6, 6.7 and 6.8; (iv) GENE’s right to Co-Detail pursuant to Sections 6.3 and 6.4 (including its right to participate in the Joint Sales and Marketing Committee); (v) GENE’s right to carry forward its share of Losses pursuant to Section 6.6(b); and/or (vi) Amgen’s obligation to purchase equity in GENE pursuant to Section 8.9. Unless explicitly set forth otherwise in such notice, such notice shall be effective to terminate all rights and obligations set forth in subsections (i)-(vi) hereinabove upon the occurrence of the Change of Control. Should Amgen fail to notify GENE within such *****, Amgen shall have no further rights under this Section 16.1 as a result of the Change of Control of GENE identified in GENE’s notice to Amgen.

16.2	Effect on Royalty Rates. In the event Amgen exercises its termination right pursuant to Section 16.1, GENE shall be entitled to the following royalties on worldwide Net Sales of Product (excluding Net Sales in the United States and/or Canada, as appropriate, should GENE have previously elected to share profits pursuant to Section 6.2):

a.	if termination occurs before the completion of Early Stage Development, (A) Baseline Royalties calculated in accordance with Section 8.6.a., and (B) if GENE has elected to contribute to Early Stage Development pursuant to Section 4.2, a Development Contribution Royalty based on a percentage determined by multiplying the Early Development Costs actually contributed by GENE by 100 and dividing by the total Early Development Costs for all indications (including Early Development Costs associated with any additional indications pursuant to Section 4.5.a.) as follows:

GENE’s Actual Contribution to Total Early Development Costs	Applicable Development Contribution Royalty

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b.	if termination occurs after completion of Early Stage Development but during Late Stage Development, (Y) Baseline Royalties calculated in accordance with Section 8.6.a. and (Z) a Development Contribution Royalty based on GENE’s actual Early Contribution Level (and if a Product has been developed for multiple indications, the Early Contribution Level set forth in Section 4.5.c.(i)) and a percentage determined by multiplying the Late Development Costs actually contributed by GENE by 100 and dividing by the total Late Development Costs (including Late Development Costs associated with any additional indications pursuant to Section 4.5.b.) as follows:

GENE’s Early Contribution Level	GENE’s Actual Contribution to Total Late Development Costs	Applicable Development Contribution Royalty
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c.

if termination occurs after completion of Late Stage Development but prior to GENE’s election to share profits in accordance with Section 6.2, or in the event that GENE does not elect to share profits under Section 6.2, Baseline Royalties calculated in accordance with Section 8.6.a. and a Development Contribution Royalty calculated in accordance with Section 8.6.b. using (for purposes of the calculation) GENE’s actual Early Contribution Level and Late Contribution

Level, or if the Product has been developed for multiple indications, the Early Contribution Level and Late Contribution Level set forth in Section 4.5.c.

16.3	Effect on Profit Share. In the event Amgen exercises its termination right pursuant to Section 16.1 after GENE has elected to share profits in accordance with Section 6.2, with respect to sales of Product in the United States and/or Canada (as appropriate), *****.

16.4	Effect on Milestone Payments. Any such termination under Section 16.1 above shall not relieve Amgen from its obligation to pay GENE milestone payments in accordance with Section 8.4 and Section 8.5.

16.5	Wind Down. In the event Amgen exercises its termination right pursuant to Section 16.1, the Parties shall cooperate to ensure an orderly wind down of related activities as soon as practicable. In particular, should Amgen exercise its termination right pursuant to Section 16.1(i), GENE shall provide Amgen with reasonable technical assistance in transferring the activities of GENE researchers involved in the Research Program to Amgen, including any Materials Controlled by GENE necessary or desirable for Amgen to continue the Research Plan and Amgen shall pay for the FTE Costs associated with transferring such Research Program activities to Amgen as set forth in this Section 16.5; provided however, GENE shall not be required to provide such technical assistance for more than ***** days following the effective date of such termination. Should Amgen exercise its termination right pursuant to Section 16.1(iv), the Parties shall cooperate to ensure an orderly wind down of all Co-Detailing in the United States and/or Canada as soon as practicable.

ARTICLE 17

GENERAL

17.1	Conditions to Closing. The obligations of each Party to the other Party under this Agreement are subject to fulfillment, on or before the Effective Date, of the execution and delivery of the Stock Purchase Agreement.

17.2	Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

17.3	Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered, or if sent by facsimile, electronic transmission confirmed. Unless otherwise notified in writing, the mailing addresses and fax numbers for notice of the Parties shall be as described below.

For GENE:	Genome Therapeutics Corporation
100 Beaver Street
Waltham, Massachusetts 02453
Facsimile: *****
	Attention:	1. Martin Williams, Senior Vice President, Corporate Development;
2. General Counsel

With a copy to:
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
One Financial Center
Boston, MA 02111
Facsimile: (617) 542-2241
	Attention:	1. Thomas R. Burton, III, Esq.;
2. John J. Cheney, III, Esq.

For Amgen:	Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
Facsimile: (805) 499-8011
Attention: Vice President, Licensing

With a copy to: Corporate Secretary

17.4	Maintenance of Records. Each Party shall keep and maintain all records required by law or regulation with respect to Products and shall make copies of such records available to the other Party upon request.

17.5	No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

17.6	Performance by Affiliates. GENE acknowledges that obligations under this Agreement may be performed by Affiliates of Amgen and that Amgen may grant its Affiliates a license or sublicense to (or covenant not to sue) under GENE Technology, Joint Patent Rights and Joint Know-How, as applicable. Amgen guarantees performance of this Agreement by its Affiliates, notwithstanding any assignment to Affiliates in accordance with Section 17.8 below. Wherever in this Agreement Amgen delegates responsibility to Affiliates or local operating entities, Amgen agrees that such entities may neither make decisions inconsistent with this Agreement, amend the terms of this Agreement nor act contrary to its terms in any way.

17.7	Subcontracting. GENE acknowledges and agrees that Amgen may subcontract any or all portions of its work involved in the Research Program and the Development, manufacture and Commercialization of Products to a Third Party, and that Amgen may as part of such subcontract grant to such Third Party a ***** GENE *****, GENE *****, GENE *****; provided however, that Amgen remains responsible for the satisfactory accomplishment of such work in accordance with the terms and conditions of this Agreement and that the subcontractor shall enter into a written agreement binding such subcontractor to the obligations Amgen has to GENE (and containing any other provisions normal and customary for similar types of agreements). GENE may subcontract certain support functions related to its work involved in the Research Program, including any work to be performed by *****, only upon the prior written approval of *****; provided however, that GENE remains responsible for the satisfactory accomplishment of such work in accordance with the terms and conditions of this Agreement and that the subcontractor shall enter into a written agreement binding such subcontractor to the obligations GENE has to Amgen (and containing any other provisions normal and customary for similar types of agreements).

17.8	Assignment. Except as set forth in Sections 17.6 and 17.7, neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to Affiliates or to an entity that acquires all or substantially all of the business of such Party or the business of such Party to which this Agreement relates, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. This Agreement shall be binding on the successors and assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 17.8 shall be null and void and of no legal effect. The assigning Party shall forward to the other Party a copy of those portions of each fully executed assignment agreement which relate to the assumption of the rights and responsibilities of the assigning Party, within sixty (60) days of the execution of such assignment agreement.

17.9	Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.10	Severability. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement, as evidenced by the terms of this Agreement in accordance with Section 17.19, may be realized.

17.11	Headings. The headings for each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Exhibit or Schedule shall mean references to such Article, Section, Exhibit or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time-to-time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

17.12	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

17.13	Independent Contractors. The relationship between GENE and Amgen created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

17.14	No Benefit of Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any Third Parties.

17.15	Use of Names, Logos or Symbols. No Party hereto shall use, and no rights are granted in or to, the names or trademarks (including the names “Amgen” and “GENE”), physical likeness, employee names or other symbols of the other Party for any purpose (including, without limitation, private or public securities placements) without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use is limited to objective statement of fact rather than for endorsement or publicity purposes. Neither Party shall use any trademark which either substantially resembles or is confusingly similar to, misleading or deceptive with respect to, or which dilutes any of the other Party’s trademarks in connection with the subject matter of this Agreement.

17.16	No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

17.17	Offset. Either Party shall be entitled to offset, against any payments due and payable to the other Party hereunder, all such amounts due and payable hereunder but not yet paid by the other Party to the Party seeking such offset. Prior to applying an offset under this Section 17.17, the Party seeking such offset shall first give the other Party written notice of such due and payable amounts and shall request the other Party to pay all such due and payable amounts within thirty (30) days from the date of such notice.

17.18

Export Requirements. It is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. Each Party hereby agrees and by entering into this Agreement gives written assurance that it shall comply with all United States laws and regulations controlling the export of commodities and technical data within Information and Materials, that it will be solely responsible for any violation of any such laws and regulations by itself, its Affiliates or its sublicensees, and that it will Indemnify, defend and hold the other

Party harmless from any liability in the event of any legal action of any nature occasioned by such violation, pursuant to Section 13.1 (in the case of Amgen) or Section 13.2 (in the case of GENE).

17.19	Entire Agreement; Amendment. This Agreement (including all Exhibits and Schedules, including the Stock Purchase Agreement) set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties; on the Effective Date of this Agreement, the Confidential Disclosure Agreement dated March 11, 2002 (Amgen Reference No. 200201526) is hereby superseded, provided that all Confidential Information disclosed therein shall be treated as if disclosed under, and shall be subject to the terms of, this Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by an authorized officer of each Party (i.e., it may not be modified by any purchase order, change order, acknowledgment, order acceptance, standard terms of sale, invoice or the like); except that the Joint Research Committee may amend or update the Research Plan as expressly permitted hereby.

17.20	Exhibits and Schedules. All Exhibits and Schedules referenced herein and attached hereto are incorporated in this Agreement by reference. In case of any discrepancies between the language incorporated from the Exhibits and Schedules and the terms of the Sections, the terms of the Sections shall prevail; provided however, where Sections of the Agreement make explicit reference to a substantive matter contained in an Exhibit or Schedule, or with respect to definitions set forth in the Exhibits or Schedules, the substantive matter or definitions contained in such Exhibit and Schedules shall prevail.

17.21	Applicable Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without reference to the conflicts of law principles thereof. The parties hereby acknowledge their diversity (GENE having its principal place of business in Massachusetts and Amgen having its principal place of business in California) and each of the Parties hereby submits to the jurisdiction of the courts of the State of Delaware, both state and federal. The venue for such proceedings shall be the state of Delaware. As between the Parties, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any licensed Patent Rights shall be submitted to a court of competent jurisdiction in the Territory in which such licensed Patent Rights were granted or arose.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate by proper persons thereunto duly authorized.

AMGEN INC.	GENOME THERAPEUTICS CORP.

/s/ Kevin W. Sharer	/s/ Steven M Rauscher

Kevin W. Sharer	Steven M. Rauscher
Chairman of the Board, Chief Executive Officer and President	President and Chief Executive Officer

Exhibit 1

RESEARCH PLAN

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1-1

Exhibit 1

RESEARCH PLAN

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1-2

Exhibit 1

RESEARCH PLAN

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1-3

Exhibit 1

RESEARCH PLAN

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1-4

Exhibit 1

RESEARCH PLAN

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1-5

Exhibit 1

RESEARCH PLAN

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1-6

Exhibit 2

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2-1

EXHIBIT X

Calculation of Product Contribution

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“Commercialization Expense” means the sum of (a) Promotion Expense, (b) Marketing Expense, (c) Marketing Personnel Costs, (d) Drug Regulatory Expense, (e) Medical Affairs Expense, (f) Direct Sales Force Expense, (g) any out-of-pocket costs, expenses and fees incurred in prosecuting, maintaining, enforcing and defending the Parties’ United States and Canadian patent and trademark rights pursuant to Article 9, (h) Distribution Costs, (i) finance costs incurred by Amgen as a result of capital expenditure directly related to manufacture of Product for the United States and/or Canada; provided however, that any tax benefit (calculated at the highest marginal tax rate effective at the Calendar Year end for Federal, State and local taxes) realized by Amgen due to any such finance costs shall be subtracted therefrom, (j) any other cost or expense expressly stated to be a Commercialization Expense in this Agreement, and (k) other Commercialization expenses reasonably incurred by Amgen and not attributable to any other category of expense. Commercialization Expense may occur prior to and subsequent to Regulatory Approval and First Commercial Sale.

“Cost of Goods” means the fully absorbed manufacturing costs (“FAMC”) calculated in accordance with GAAP and includes, without limitation, the costs of all Third Party manufacturing, direct material, direct labor, direct services costs and manufacturing overhead consumed (including depreciation), provided or procured by manufacturing facilities in the manufacture of Product, together with (i) appropriate allowances for manufacturing cost and volume variances, (ii) inventory carrying charges and (iii) adjustments for inventory valuations.

“Detail” has the meaning provided in Section 1.19.

“Detail Cost” means the cost of a sales force Detailing Product calculated in accordance with the principles outlined in Exhibit Y.

“Directly Attributable,” as used in the definitions of this Exhibit X, includes the reasonable allocation of overhead and other indirect expenses associated with those direct costs, out-of-pocket costs, expenses and activities contained within Commercialization Expense.

“Direct Sales Force Expense” means the sum of a) the Detail Cost of each Party’s sales force; and (b) reasonable out-of-pocket costs and expenses paid to Third Parties for Details provided by such Third Parties.

“Distribution Costs” means all reasonable out-of-pocket costs, expenses, and Personnel Costs incurred by Amgen Directly Attributable to the distribution of Products, including, without limitation, freight, insurance, warehousing, order entry, billing, credit and collection of debt to the extent that such costs are not included in the calculation of Net Sales or Cost of Goods.

“Drug Regulatory Expense” means Personnel Costs, reasonable out-of-pocket costs and expenses (e.g., filing fees, user fees, annual product registration fees and the like) incurred by Amgen Directly Attributable to obtaining or maintaining Regulatory Approvals for a Product (including for example communications and meetings with Regulatory Authorities) and satisfying all registration and other requirements of United States and Canadian Regulatory Authorities (including for example adverse event reporting) including costs associated with a change of site manufacture or change of container.

“License Fees” means all upfront payments, milestone payments, license fees, royalties or other payments, payable to any Third Party by Amgen under any Third Party license agreement following the first Regulatory Approval of a Product to the extent such payments are attributable to such Product. If the rights under any Third Party license agreement are also attributable to products other than Products then only an equitable portion of any amounts payable under it shall be allocated to Products as License Fees.

“Marketing Clinical Studies” means those clinical studies, including pharmacoeconomic studies, pharmacoepidemiology studies, investigator-sponsored clinical studies,

Phase IIIB, Phase IV and other such studies useful for the Commercialization of a Product in the United States and Canada, including those studies required to expand the label of a Product in the approved indication, but excluding those studies undertaken as part of Development to obtain Regulatory Approval of such Product.

“Marketing Expense” means all reasonable out-of-pocket costs and expenses incurred by Amgen Directly Attributable to the following functions for the sale, promotion and marketing of Product(s) in the United States and Canada: (a) market research on Product, (b) marketing communications, (c) corporate accounts, (d) managed care, (e) sales force training, (f) product hotlines, (g) reimbursement support, (h) contracting, (i) pricing, (j) conducting compassionate use programs for Products (including without limitation FAMC for any Product utilized in such compassionate use programs) and (k) telemarketing services. Marketing Expense shall not include the fees set forth in clause 4 of the definition of Net Sales and any activities which promote the business of Amgen as a whole without specifically referencing any Product.

“Marketing Personnel Costs” means the Personnel Costs incurred by Amgen Directly Attributable to marketing personnel and support staff working (either full time or part of the time) on the Commercialization of Products in the United States and Canada. Examples of functions that would be included in the marketing headcount cost are: Marketing, marketing communications, clinical research and educational managers (CREMS), clinical support managers (CSS), corporate accounts, managed care, product hotlines, reimbursement support (Government economic managers), marketing research, contracting, pricing, regulatory, adverse event reporting, sales force training, and sales force operations, including dedicated IT support.

“Medical Affairs Expense” means, for all Marketing Clinical Studies (a) all reasonable out-of-pocket costs and expenses incurred by Amgen for such studies, (b) Personnel Costs incurred by Amgen Directly Attributable to personnel working on Marketing Clinical Studies on Products and the Medical Affairs Supply Cost of such studies and (c) other reasonable out-of-pocket expenses incurred by Amgen Directly Attributable to Marketing Clinical Studies on Product but not included in (a) or (b).

“Medical Affairs Supply Cost” means the sum of (a) the Cost of Goods of Product utilized in performing Marketing Clinical Studies, and (b) reasonable out-of-pocket costs and expenses incurred by Amgen in purchasing comparator and in packaging comparator and/or Product, shipping clinical supplies to centers or disposal of clinical supplies.

“Net Sales” means with respect to a Product, all revenues recognized in accordance with GAAP from sales of a Product by Amgen, its Affiliates, sublicensees, and agents, to Third Parties (but not including sales relating to transactions between Amgen, its Affiliates, and their respective sublicensees and agents), less the total of the following (if not already deducted in the amount invoiced or not otherwise accounted for in Commercialization Expense or Cost of Goods):

1.	Normal or customary trade, cash, prompt payment and/or quantity discounts actually allowed and taken with respect to such sales;

2.	Returns, allowances, free goods, rebates, charge backs, other allowances or payments to government agencies actually allowed and taken;

3.	Retroactive price reductions applicable to sales of such product actually allowed and taken;

4.	Fees paid to or accrued for distributors, selling agents (excluding any sales representatives of a Party or any of its Affiliates), group purchasing organisations and managed care entities;

5.	Credits or allowances (actively paid or allowed) for wastage replacement, whether cash or trade;

6.	Non-recoverable sales taxes, excise taxes, tariffs and duties (excluding taxes when assessed on income derived from sales); and

7.	Bad debt, freight or other transportation charges, insurance charges, additional special packaging, and other governmental charges, which shall be determined in accordance with GAAP consistently applied, not in excess of ***** of the amount invoiced to which such deductions related.

In the case of any sale of a Product between or among Amgen and its Affiliates or sublicensees for resale, Net Sales shall be calculated as above only on the first arm’s length sale by Amgen, Affiliate or sublicensee to a Third Party.

Upon any sale or other disposal of a Product for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, then for the purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such Product in the country in which such sale or other disposal occurred when such Product is sold alone and not with other pharmaceutical products.

Where a Product is sold together with other pharmaceutical products for a single price (whether sold together in the same package, or merely price bundled), then for the purposes of calculating the Net Sales under this Agreement, such Product shall be deemed sold for an amount equal to the following:

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“Personnel Costs” means the reasonable costs of employment of personnel employed by or under contract to a Party, including, but not limited to, salaries, benefits (including the costs of cars or allowances therefor), travel, lodging, meals and entertainment, office and computing supplies, space costs, recruiting, relocation and subscriptions.

“Product Trademark” has the meaning provided in Section 1.62.

“Promotion Expense” means all out-of-pocket costs and expenses incurred by Amgen and Directly Attributable to the promotion of a Product in the United States and Canada to the extent that such costs are not included in Marketing Expense including, but not limited to (i) marketing, advertising and promoting of Products (including, without limitation, educational expenses, advocate development programs and symposia, sales meetings, direct to consumer/patient advertising, samples, agency fees for the development of promotional materials and printing of promotional materials), (ii) FAMC for samples of Product distributed free of charge and (iii) training and communication materials for the Products.

“Representative” means an individual (i) employed and trained by Amgen or GENE or (ii) employed by a Third Party or self-employed and trained by or on behalf of Amgen, in either case, to Detail a Product.

“Sales Force Cost,” as used in Exhibit Y, means the Personnel Costs incurred by the Parties Directly Attributable to Representatives and their support staff in a sales force working on the Detailing of Products, including time spent by Representatives in training related to Detailing a Product.

In calculating the Product Contribution the following shall apply:

1.	There shall be no double counting of any costs or expenses or of any revenues, and to the extent a cost or expense has been included in one category or sub-category, it shall not be included in another; similarly, to the extent any revenue has been taken into account in one category or sub-category it shall not be taken into account in another.

2.	When allocating costs and expenses under this Agreement, each Party shall utilize the same policies and principles as it utilizes consistently within its group and business units when making internal cost allocations.

1.	To the extent an item of income or revenue is received by a Party or a cost or expense is incurred by a Party, and is necessary and specifically and directly identifiable, attributable and allocable to the Commercialization of Product and is not otherwise accounted for in the calculation of Product Contribution, such Party shall credit such income or revenue and shall be permitted to charge such cost or expense to the Product Contribution.

2.	All costs and expenses shall be determined, and all calculations shall be made, in accordance with GAAP.

EXHIBIT Y

Principles for Detail Cost

Each Party shall determine the Sales Force Costs for each month of a Calendar Quarter for its sales force Detailing Products in the United States and/or Canada as appropriate.

Each Party shall undertake to promote Product as a Primary Detail, Secondary Detail or Tertiary Detail throughout a Calendar Quarter.

The Detail Cost for each sales force in each country for each Party for each month of a Calendar Quarter shall be calculated by ***** the Sales Force Costs for that sales force in that country by ***** when Product has been promoted as Primary Detail in that particular month of that Calendar Quarter, and by ***** when Product has been promoted as Secondary Detail in that particular month of that Calendar Quarter and ***** where Product has been promoted as Tertiary Detail in that particular month of that Calendar Quarter. For a period not to exceed One (1) year from the date of First Commercial Sale of a Product in any country and when a sales force has promoted only Product and no other product(s) in any month of a Calendar Quarter in that country, the Detail Cost shall be ***** of the Sales Force Costs, excluding extraordinary bonuses and the like.

“Position of Detail” means a Primary Detail, a Secondary Detail or a Tertiary Detail as the case may be.

“Primary Detail” means a Detail in which the predominant portion of time or emphasis is devoted to the Detailing of Product, and the Product is the first product presentation made.

“Secondary Detail” means a Detail in which the second-most predominant portion of time or emphasis is devoted to the Detailing of Product.

“Tertiary Detail” means a Detail in which Product is included in the Detail, with lesser prominence than a Secondary Detail but more prominence than mere inclusion in a product list

Y-1